File Number: 333-99419

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                December 4, 2002

                          Pre-effective Amendment No. 2
                                       to

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          KINGSGATE ACQUISITIONS, INC.
                          ----------------------------
                             (Name of small business
                             issuer in its charter)

     Delaware                         6770                     98-0211672
------------------------     ----------------------------   ---------------
(State of incorporation  (Primary Standard Industrial    (I.R.S. Employer
  or jurisdiction         Classification Code Number)   Identification No.)
  of organization)

          Passauerplatz #1 Wolfgang Schwarz Vienna 1010, Austria KINGSGATE ACQUISITIONS, INC.
          011-43-1-533-5816               c/o Look Models International, Inc.
  (Address and telephone number of               Passauerplatz  #1
   principal executive offices)               Vienna 1010,  Austria
                                                 011-43-1-533-5816
                                           (Name, address  and telephone
                                            number of agent for service)
    Copies to:
                    Sheila G. Corvino, Attorney at Law
                         811 Dorset West Road
                         Dorset, Vermont 05251
                         Phone: (802) 867-0112
                         Fax:   (802) 867-2468


     Approximate date of proposed sale to the public: as soon as practicable after the effective date of the registration statement and date of the prospectus.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that it shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


                    CALCULATION OF REGISTRATION FEE


Title of each Class     Amount       Proposed Maximum   Proposed Maximum    Amount of
of Securities Being     To be        Offering Price       Aggregate      Registration
Registered              Registered   Per Security     Offering Amount        Fee

Units                    1,000,000      $1.00         $1,000,000         $278.00
 Each Unit comprised of
 Common Stock            1,000,000
 Class A Warrants        1,000,000
 Class B Warrants        1,000,000
Common Stock underlying
   class A warrants (1)  1,000,000      $1.50           $1,500,000        $417.00
Common Stock Underlying
   class B warrants (1)  1,000,000      $2.50           $2,500,000        $695.00
                         ---------                      ----------        -------
TOTAL                    7,325,000                      $5,500,000      $1,390.00(2)
                        =========                      ===========      ============



(1) Pursuant to Rule 416 there are also registered hereby such additional number of shares as may become issuable by reason of the anti-dilution provisions of the class A redeemable warrants and class B redeemable warrants. These additional shares are not issuable by reason of the anti-dilution provisions of other derivative securities we may issue in the future.

(2) Pursuant to Rule 457, the registrant, Kingsgate Acquisitions, Inc (file no 333-91485), previously paid a fee of $1,546 on November 23, 2002. The current fee of $1,390 is being offset against this previously paid fee. Therefore no additional fee is due with this filing.

                              Cross Reference Sheet

                      Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2

Part I.    Information Required in Prospectus

Item

No.        Required Item                         Location or Caption
----       -------------                         -------------------

1.         Front of Registration Statement
           and Outside Front Cover of
           Prospectus                            Front of Registration
                                                 Statement and Outside
                                                 Front Cover of Prospectus

2.         Inside Front and Outside Back
           Cover Pages of Prospectus             Inside Front Cover Page
                                                 of Prospectus and Outside
                                                 Back Cover Page of
                                                 Prospectus

3.         Summary Information and Risk
           Factors                               Prospectus Summary;
                                                 Risk Factors

4.         Use of Proceeds                       Use of Proceeds

5.         Determination of Offering
           Price                                 Market for our Common
                                                 Stock

6.         Dilution                              Dilution

7.         Selling Security Holders              Not Applicable

8.         Plan of Distribution                  Not Applicable

9.         Legal Proceedings                     Legal Proceedings

10.        Directors, Executive Officers,
           Promoters and Control Persons         Management

11.        Security Ownership of Certain

           Beneficial Owners and Management      Principal Stockholders

12.        Description of Securities             Description of Securities

13.        Interest of Named Experts and
           Counsel                               Legal Matters; Financial
                                                 Statements

14.        Disclosure of Commission Position
           on Indemnification for Securities
           Act Liabilities                       Statement as to
                                                 Indemnification

15.        Organization Within Last
           Five Years                            Management; Certain
                                                 Transactions

16.        Description of Business               Proposed Business

17.        Management's Discussion and
           Analysis or Plan of
           Operation                             Proposed Business -
                                                 Plan of Operation

18.        Description of Property               Proposed Business

19.        Certain Relationships and Related
           Transactions                          Certain Transactions

20.        Market for Common Stock and
           Related Stockholder Matters           Prospectus Summary;
                                                 Market for Our
                                                 Common Stock

21.        Executive Compensation                Management - Remuneration

22.        Financial Statements                  Financial Statements

23.        Changes in and Disagreements          Changes in and Disagreements
           with Accountants on Accounting        with Accountants on Accounting
           and Financial Disclosure              and Financial Disclosure

                          KINGSGATE ACQUISITIONS, INC.
                            (A Delaware Corporation)

                          1,000,000 units consisting of
                        1,000,000 shares of common stock
                     2,000,000 two-year redeemable warrants

     We are a Delaware corporation, organized on September 28, 1999. On September 6, 2002, we acquired Look Models International, Inc. ("Look Models").

     We are offering units of our common stock and warrants through our president, Wolfgang Schwarz, without the use of a professional underwriter on a best efforts basis. We will not pay commissions on unit sales. There are no minimum purchase requirements. Subscription monies will be held an escrow account pending acceptance by our company.

     This offering will expire one year from the date of this prospectus, unless we decide in our sole discretion to extend the offering for an additional one year term.

     No public market currently exists for our units, shares, warrants or the shares underlying our warrants. The offering price may not reflect the market price of our units after this offering. Our shares are not listed on any securities exchange.


     Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



     The information in this prospectus is subject to amendment and completion.

              ----------------------------------------------------
        This offering involves a high degree of risk. (see "risk factors"
        ----------------------------------------------------------------
        ----------------------------------------------------------------

     commencing on page 5 for special risks concerning us and the offering).
     -----------------------------------------------------------------------
     -----------------------------------------------------------------------
              ----------------------------------------------------
Offering Information
                                                 Per unit          Total
                                                 --------        -----------
Initial public offering price                      $1.00         $1,000,000.00
Underwriting discounts/commissions                 $ .00         $         .00
Estimated offering expenses                        $ .00         $         .00
Net offering proceeds to
 Kingsgate Acquisitions, Inc.                      $1.00         $1,000,000.00


                   The date of the Prospectus is ______, 2002.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Prospectus Summary.............................................              1

Summary Financial Information..................................              4

Risk Factors...................................................              5

Dilution.......................................................              8

Plan of Distribution ..........................................             10

Use of Proceeds................................................             12

Business........................................................            13

Management's Discussion and Analysis............................            26

Management.....................................................             44

Statement as to Indemnification................................             48

Market for our Common Stock....................................             48

Certain Transactions...........................................             50

Principal Stockholders.........................................             51

Description of Securities......................................             53

Where You Can Find More Information............................             57

Legal Proceedings..............................................             58


Financial Statements...........................................             F-1

                               PROSPECTUS SUMMARY

                          Kingsgate Acquisitions, Inc.

     We are a Delaware corporation, organized on September 28, 1999. On September 6, 2002, we acquired Look Models International, Inc., a Delaware corporation. Look Models, along with its wholly-owned subsidiaries, operates

          o    a modeling agency,

          o    a talent scout and talent development business,

          o    a promotional event management and event licensing business, and


          o a product design and distribution business. Look Models is currently designing a line of cosmetic products, aromatherapy, clothing, lingerie and accessories under the brand names "Look" and "Catwalk" aimed at the young female market worldwide. Look Models has begun distribution of perfume, eau de toilette, body milk, body splash and perfume towelettes. Look Models is currently designing clothing and accessories lines as well as fragrance and aromatherapy lines, including bath oil pearls, cream and scent candles.

     We maintain our office at Passauerplatz #1, Vienna 1010, Austria the present address of Look Models. Our phone number, the present phone number of Look Models, is 011-43-1-533-5816; the fax number is 011-43-1-535-4255; and the email address is agency@link2look.com.

The Offering

Securities                        offered 1,000,000 units each consisting of one
                                  share of our common stock, $0.001 par value, one class A warrant and one class B warrant.
                                  The shares and warrants are immediately
                                  separable upon issuance.

                                  (1)(2)

Offering price                    $1.00 per unit.

Gross Offering proceeds           $1,000,000

Expiration                        date The offering will expire one year from
                                  the date of this prospectus unless extended for an additional one year period.

Common stock outstanding
prior to the offering             12,500,000 shares

Common stock to be
outstanding after the offering
assuming all
shares sold in offering           13,500,000 shares

Warrants to be outstanding
after the offering                1,000,000 class A redeemable warrants
                                  1,000,000 class B redeemable warrants

          (1) The shares and warrants comprising the units are immediately separable upon issuance.

          (2) The warrants are exercisable into shares of our common stock until two years after the date of this prospectus. The exercise price for the class A redeemable warrants is $1.50 per share and the exercise price for the class B redeemable warrants is $2.50 per share.

          (3) We may redeem our warrants, at any time, for $0.001 per warrant, if we provide 30 days' prior written notice, if the closing bid price of our common stock, as reported by the market on which our common stock trades, exceeds 150% of the exercise price per share for any twenty consecutive trading days ending within ten days prior to the date of the notice of redemption.


     There is no public market for the shares underlying our warrants. Among other factors, you should determine whether there is a continued trading market supporting a price at or above the exercise price of your warrants prior to deciding whether or not to exercise them.

     Our founders, officers, directors, current stockholders and affiliates are able to purchase up to 50% of the offering.

Limited State Registration

     Initially, the only state in which our securities may be sold is New York State. Therefore, you may only resell your shares or warrants in New York State. In the event we expand the number of states in which our securities will be sold, we will file a post-effective amendment to the registration statement and re-circulate prospectuses to all prospective investors to whom prospectuses had previously been distributed. In addition, we may sell units to investors who reside in foreign countries, including but not limited to Austria. In that event, we will register or qualify the sale of our units in such country unless an exemption from registration or qualification is available.

                          SUMMARY FINANCIAL INFORMATION



     The following is a summary of our financial information and is qualified in its entirety by our financial statements.




                                                       From         From
                            Year ended     Year ended  1/1/02       1/1/01
                            12/31/00       12/31/01    to 9/30/02   to 9/30/01
                            ------------   ----------   ----------   ----------


Statement of Income Data:
Net Sales                   $   1,220,841  $ 1,076,237   $ 709,101 $   538,400
Net Loss                    $  (1,680,438) $(1,725,950)  $(705,698)$(1,422,533)
Net Loss Per Share          $       (0.62) $     (0.14)  $   (0.06)$     (0.12)
Shares Outstanding
  Common                      11,884,443    12,454,625  12,500,000  10,558,973


Balance Sheet Data

Working Capital             $  (553,230)  $(1,842,854) $(2,596,947)$(1,690,635)
Total Assets                $ 1,442,313   $   755,631  $   855,653 $   729,224
Long Term Debt              $         0   $         0  $         0 $         0
Total Liabilities           $ 1,819,427   $ 2,433,900  $ 3,277,326 $ 2,218,224
Redeemable Common Stock
Common stock                $    11,884   $    12,455  $    12,500 $    10,559
Additional paid in capital  $ 2,564,201   $ 2,922,249  $ 3,117,988 $ 2,864,476
Accumulated deficit         $(3,192,420)  $(4,918,370)  $(5,624,068)$(4,614,953)

Total Stockholders' Equity  $  (377,114)  $(1,678,269) $(2,421,673)$(1,489,000)
    (Deficit)


                                  RISK FACTORS

     An investment in our securities involves a high degree of risk. You should carefully consider, together with the other information appearing in this prospectus, the following factors in evaluating an investment in our company.


     Look Models, has experienced losses and we can give no assurances that Look Models will become a profitable venture or that its products and services will achieve commercial acceptance.
--------------------------------------------------------------------------------

     Look Models and its predecessors have experienced losses in the past two fiscal years, as it has invested heavily in the development of its event management and licensing business, as well as its product line. We can give no assurances that Look Models' new products will be accepted in the marketplace or that these products will generate revenues.



     We are dependent on our President, Wolfgang Schwarz, and upon the retention of additional qualified management and technical personnel. Look Models' inability to attract additional key employees or the loss of one or more current key employees could reduce the qualified marketing and manpower so as to adversely affect it in developing existing products and marketing its products to existing and future clients.


--------------------------------------------------------------------------------

     Look Models' success is greatly dependent on its president and largest stockholder, Wolfgang Schwarz, due to his background, experience and contacts in the industry and his knowledge of the marketplace and its nuances. In addition, Look Models must attract and retain qualified management for the further development of its business and improvement and marketing of its products. Competition for management and marketing personnel is intense. Look Models' inability to attract additional key employees or the loss of one or more current key employees could adversely affect it in developing existing products and marketing its products to existing and future clients.

     The vast majority of Look Models' operations and assets are concentrated outside the United States. Therefore, a creditor or plaintiff in a lawsuit may encounter great difficulties in enforcing liabilities in foreign jurisdiction. Further, an investor should be advised that there are political, economic and
currency      risks      of      operating      in      foreign       countries.
-------------------------------------------------------------------------------

     Look Models' operations are world-wide and its assets are mainly in Austria. An investor should be aware that a creditor or judgment holder may encounter great difficulties in enforcing liabilities and attaching assets as these are held overseas. Further, as the different countries in which Look Models operates are subject to different economic cycles, political instabilities and differing values in currency, an investor should be aware that an investment in Look Models is subject to all of these risks.

     There is no public market for our securities. This means that there is a high risk that it may be difficult or impossible for a shareholder to sell his shares and if he is able to sell them, he might not recoup his investment as the price of his common stock is subject to great volatility.
-------------------------------------------------------------------------------

     As of this date, there is no public trading market for our common stock. Given the small size of this offering, and the relatively minimal public float, there is only a very limited likelihood of any active and liquid public trading market developing for the shares. If such a market does develop, the price of our common stock may be volatile. Thus, investors run the risk that they will never be able to sell their shares. In any event, there are additional state securities laws preventing resale transactions.


     We may need additional financing. We cannot assure you that we will be able to obtain this financing at favorable rates, if at all. If such financing cannot be raised, we may be unable to fund the operations of our company.
--------------------------------------------------------------------------------

     While the president of Look Models has guaranteed funding for its operations for up to 25% of the total annual operating expenses for June 30, 2003, there is no guarantee to fund operations in later years and thus the company may have to seek support through alternative means of financing. No other officers, directors or affiliates have agreed to lend money to Look Models. In order to achieve and maintain our planned growth rate after the merger, which growth plan includes financing acquisitions, Look Models may have to obtain additional bank financing or sell additional debt or equity securities in public or private financing. Any such financing could dilute the interest of current shareholders. There can be no assurance that any such additional financing will be available or, if it is available, that it will be in such amounts and on the terms that will be satisfactory to Look Models.


     There was no independent valuation of our shares. Thus, the price of our shares of our common stock we are offering by this prospectus may bear little or no relation to their actual value.
--------------------------------------------------------------------------------

     The price of our shares was determined in good faith by our board of directors. We have not obtained either an appraisal of our securities or an opinion that the price of our securities is fair from a financial perspective. Thus, the price of our securities may not necessarily bear any relationship to our asset value, net worth or other established criteria of value and may not be considered indicative of the actual value of Look Models.

     The following are estimated expenses, incurred in connection with this registration statement, which are payable by Look Models and will be recouped out of the proceeds of this offering:


Securities and Exchange Commission Registration Fee.. ......     $      0
Legal Fees..................................................     $100,000
Accounting Fees.............................................     $ 80,000
Edgarization, Printing and Engraving........................     $ 20,000
Miscellaneous...............................................     $ 12,500
Transfer Agent Fees.........................................     $  2,500
                                                                ---------
TOTAL.......................................................     $215,000
                                                                 ========
                                                                               7

                                    DILUTION

     The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value, which is total tangible assets less total liabilities, by the number of shares of common stock outstanding.



     As of September 30, 2002, our net tangible book value (deficit) was $(2,522,413) or ($0.20) per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. Assuming sale of all 1,000,000 shares pursuant to this offering, net tangible book value (deficit) per share will be ($0.12). The result will be an immediate increase in pro forma net tangible book value (deficit)
$(2,434,974) of $0.07 per share to our present shareholders and an immediate decrease of $1.12 per share to the public investors on a post-offering basis assuming 1,000,000 shares of our common stock are sold pursuant to this offering.

The following tables illustrate this dilution:

                                          100%      100%        75%       75%        50%       50%     25%       25%
 Public offering price per share        $ 1.00     $1.00     $ 1.00     $1.00     $ 1.00    $ 1.00    $1.00    $ 1.00


 Net tangible book value per share      $(0.20)              $(0.20)              $(0.20)             $(0.20)
 before the offering


 Increase per share attributable
 to new investors                       $ 0.08               $ 0.06               $ 0.03              $ 0.00


Pro forma net tangible book value
         Per share after the offering

                                                  $(0.12)               ($0.14)            $(0.17)              $(0.19)
                                                  -------               -------            ------               -------
Dilution per share to
new investors                                     $ 1.12                $ 1.14              $1.17               $ 1.19


Proforma net tangible
book value per share                              $(0.12)               $(0.14)            $(0.17)              $(0.19)

                                                                               9

                              PLAN OF DISTRIBUTION

Conduct of this offering

     This is a best efforts, self-underwritten offering of 1,000,000 units. Each unit is comprised of one share of common stock, one class A warrant and one class B warrant. The common stock and warrants are immediately separable upon issuance of the units. We will accept subscriptions, in our sole discretion, on a first come, first served basis. We will not pay any compensation to any person for the offer and sale of the units. There is no minimum offering amount that we must raise in order to continue with this offering.

     Wolfgang Schwarz, our president and treasurer, shall conduct this unit offering. He plans to distribute prospectuses related to this offering. We estimate that we will distribute approximately 200 prospectuses to acquaintances, friends and business associates.



     As of the date of this prospectus, we have not retained a broker for thes ale of securities being offered. In the event we retain a broker we will file a post-effective amendment to our registration statement. Mr. R. Scott Barter acted as a finder in the acquisition of Look Models by Kingsgate. He was awarded 125,000 shares of Kingsgate's common stock. While Mr. Barter acted as a finder for the company, he has no other relationship with Look Models, its officers, directors or affiliates.

The Penny Stock Rules Could Make Selling Our Securities More Difficult.

     The Securities Enforcement and Penny Stock Reform Act of 1990 applies to stock characterized as "penny stocks," and requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The exceptions include exchange-listed equity securities and any equity security issued by an issuer that has:

o Net tangible assets of at least $2,000,000, if the issuer has been in continuous operation for at least three years;

o Net tangible assets of at least $5,000,000, if the issuer has been in continuous operation for less than three years; or

o    Average annual revenue of at least $6,000,000, for the last three years.

     Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks.

     Our common stock is presently trading at less than $5.00 per share. Until such time as the market price of our common stock increases to, and stays above $5.00, or we are able to meet the above tests and, trading in our common stock will be covered by Rules 15g-1 through 15g-6 and 15g-9 promulgated under the Securities Exchange Act. Under those rules, broker-dealers who recommend such securities to persons other than their established customers and institutional accredited investors must make a special written suitability determination for the purchaser and must have received the purchaser's written agreement to a transaction prior to sale. These regulations would likely limit the ability of broker-dealers to trade in our common stock and thus would make it more difficult for purchasers of common stock to sell their securities in the secondary market. The market liquidity for the common stock could be severely affected.


Method of subscribing


     Persons may subscribe for units by filling in and signing the subscription agreement and delivering it to us prior to the expiration date. Subscribers must pay $1.00 per unit by check, bank draft or postal express money order payable in United States dollars to "Kingsgate Acquisitions, Inc." You may not pay in cash. This is a self-underwritten offering made on a best efforts basis.


     Our officers, directors, current stockholder and any of their affiliates or associates may purchase up to 50% of the units. Units purchased by our officers, directors and principal stockholder will be acquired for investment purposes and not with a view toward distribution.

Expiration date

     The offering will end the earlier of the receipt of subscriptions for 1,000,000 units or one year from the effective date of the prospectus, unless we decide in our sole discretion to extend this offering for an additional one year period.

                                 USE OF PROCEEDS

     The gross proceeds of this offering if fully subscribed will be $1,000,000. In this case, proceeds will be used as follows:
                                                          Percentage
                                                       of net proceeds
                                     Amount            of the offering
                                   --------------  -----------------------

  Offering expenses                     $215,000             21.5%
  Marketing                             $325,000             32.5%
  Product Design and Development        $250,000             25%
  Hire Chief Financial officer          $100,000             10%

  Finance the ongoing operating
  Expenses in Prague, Bratislava
  and Belgrade  and other working
  capital needs                         $110,000             11%

  Total                               $1,000,000            100%

         In the event $500,000 is raised pursuant to this offering, proceeds will be used as follows:
                                                          Percentage
                                                       of net proceeds
                                     Amount            of the offering
                                    -------------- ----------------------

  Offering expenses                     $215,000             43%
  Marketing                             $125,000             25%
  Product Design and Development        $125,000             25%
  Working capital                       $ 35,000              7%
  Total                                 $500,000            100%

         In the event $250,000 is raised pursuant to this offering, proceeds will be used as follows:
                                                          Percentage
                                                       of net proceeds
                                     Amount            of the offering
                                    --------------- ----------------------

  Offering expenses                     $215,000             86%
  Working capital                       $ 35,000             14%
  Total                                 $250,000            100%

         If less than $250,000 is raised in this offering, we shall apply this figure towards offering expenses.

                                BUSINESS

Forward-looking Statements

     Certain statements contained under this caption and elsewhere in this prospectus regarding matters that are not historical facts are forward-looking statements. All statements that address operating performance, events or developments that the management of Look Models expects to incur in the future, including statements relating to sales and earnings growth or statements expressing general optimism about future operating results, are forward-looking statements. These forward-looking statements are based on Look Models management's current views and assumptions regarding future events and operating performance. Many factors could cause actual results to differ materially from estimates contained in these forward-looking statements. The differences may be caused by a variety of factors, including, but not limited to, adverse economic conditions, competitive pressures, inadequate capital, unexpected costs, lower revenues or net income, the possibility of fluctuation and volatility of our operating results and financial condition, inability to carry out marketing and sales plans and loss of key executives, among other things.


                             History of our company

     We were organized on September 28, 1999 as a blank check company, which is essentially a vehicle to pursue a business combination. We offered our securities to the public pursuant to Rule 419 and closed our offering, raising proceeds of $100,000 on July 27, 2000. After we closed our offering, we located Sky E-Com, a company our management believed to be a suitable acquisition target, entered into an agreement to acquire it and filed a post-effective registration statement documenting the transaction. However, after receiving comment from the Securities and Exchange Commission that Sky E-Com was an unsuitable target as it might not be considered to be an operating business, we terminated the transaction. After this transaction was terminated, our officers and directors continued their search for an acquisition candidate. In early July 2001, we learned of an international modeling agency that was seeking to be a public company. Negotiations were commenced and an initial securities purchase agreement between the parties was signed on July 25, 2001. None of our officers or directors had any preliminary contact or discussions with any representative of Look Models regarding a business combination until subsequent to the close of our offering.

     Rule 419 required that we complete an acquisition within eighteen months of the effective date of our registration statement. As we were unable to complete an acquisition within this time frame, we were required to refund the balance of our escrow account to our investors. In accordance with Rule 419, we utilized 10% of the proceeds of our offering ($10,000) for expenses relating to updating our financial statements, and preparing our first post-effective amendment. Pursuant to our escrow agreement with Chittenden Bank, we advised Chittenden to refund the balance of our escrow agent to our investors, and Chittenden Bank has advised us that it did so on March 20, 2002. We deregistered our company on September 6, 2002. We completed our acquisition of Look Models on September 6, 2002, prior to the submission of this registration statement. Our acquisition provided the following:

     o All issued and outstanding shares of common stock of Look Models was exchanged for an aggregate of 10,500,000 of our shares of common stock, in proportion to the holdings of the Look Models stockholders. In addition, our founding stockholders transferred to Wolfgang Schwarz, 1,000,000 of their shares. The former stockholders of Look Models now own 11,500,000 shares of our common stock representing 92% of the combined entity.

     o Our founders transferred a portion of their shares to the following parties in consideration of various services. R. Scott Barter acted as a finder for this transaction. The founders will transfer 125,000 shares of their founders' stock to him. Jack Rubinstein will act as advisor to the company in respect to locating key executives and strategic alliances as well as in the provision of product marketing advice. The founders will transfer 125,000 shares of their founders' stock to him. Mr. Richard Cohen will act as an advisor to the company in connection with the management and marketing expertise gained from his business experience, including but not limited to his service as the former president of General Media, Inc. The founders will transfer 125,000 shares of their founders' stock to him.

Description of the Business of Look Models International, Inc.
Business Development:


     In 1986, Mr. Wolfgang Schwarz, president, chief executive officer and chairman of the board of Look Models International, Inc. and its subsidiaries, formed an Austrian company under the name Wolfgang Schwarz Sport- und Kultwveranstaltungen GmbH, Vienna. This company later changed its name to Look Eventmanagement GmbH, and is now a wholly owned subsidiary of Look Models International. In 1986, the company started the Look of the Year contest in Austria and Hungary, and achieved considerable success with that concept. In 1989, Mr. Schwarz and John Casablancas of the Elite Modeling Agency in New York, one of the leading model agencies in the world, agreed to develop the Look of the Year contest in 18 countries in Central and Eastern Europe. This Eastern European venture with Elite Modeling Agency ended on good terms in 1999.

     From 1994 to the present, Mr. Schwarz has built Look Models into a European contest platform and modeling agency, while continuing to discover and promote new faces. He has helped discover top models like Teresa Maxova, Nina Moric, Svetlana, Tatjana Dragovic, Natasa Vojnovic, Kristina Chrastekova, Viera Shottertova and others, and has launched the careers of many others. Look Models currently represents high profile models, such as Naomi Campbell, Linda Evangelista, Karolina Kurkova and Viera Shottertova, Ana Beatriz in Europe, as well as many rising stars. Mr. Schwarz has formed several affiliated companies through which he operates the following businesses:

     o    a modeling agency,

     o    a talent scout and talent development business,

     o    a promotional event management and event licensing business, and

     o    a product development and distribution business.
                                                                              13

     The corporate structure of Look Models International and its affiliates is as follows:

                   ------------------------------------------

                          Kingsgate Acquisitions, Inc.
                                  Delaware, USA
                    -----------------------------------------
                                      100%
                                  ------------

                    -----------------------------------------
                         Look Models International, Inc
                                  Delaware, USA
                    -----------------------------------------
                                      100%
                                   -----------
                    -----------------------------------------
                              Fordash Holdings Ltd
                                     Bahamas
                    ----------------------------------------
                                      100%
                              ---------------------
                    -----------------------------------------
                            Look Eventmanagement GmbH
                                 Vienna, Austria
                  -----------------------------------------

          -------------------------------------------------------------
                   100%                                     100%
 --------------------------------------     ----------------------------------
      Look Model Management GmbH               Look Model Management spol sro
             Vienna, Austria                       Prague, Czech Republic
 --------------------------------------      ---------------------------------

     Look Models International, Inc. is a holding company that was organized under the laws of the State of Delaware on June 12, 2000. On September 26, 2000, Look Models acquired all the issued and outstanding stock of Fordash Holdings Ltd., a Bahamian holding company organized in July 1999 and 100% owner of all Look Models affiliates. As originally intended, Mr. Schwarz wanted an equity partner who would share in the company's operations, fund-raising and management. Mr. Schwarz anticipated that Look Models would be used as the vehicle to accomplish this goal, that the interests would be divided up and that as a bonus, Mr. Schwarz through Fordash would receive an equity distribution of one million dollars. This transaction was terminated and Mr. Schwarz extinguished the $1,000,000 payable having determined that it was not in the best interest of the company to take a distribution at that time. Instead, the transfer was treated as a recapitalization, as the shareholders of Look Models acquired all the stock of Fordash. In addition, Mr. Schwarz determined that a Delaware holding company would be a good vehicle through which to enter the U.S. equity marketplace. On September 6, 2002, Look Models became our wholly owned subsidiary.


     The remaining elements of the Look Models' family of companies are as follows: Fordash owns all the issued and outstanding stock of Look Eventmanagement GmbH, an Austrian company organized in 1986 under the name Wolfgang Schwarz Sport- und Kultwveranstaltungen GmbH, Vienna. Look Eventmanagement owns all the issued and outstanding stock of two companies, Look Model Management GmbH, an Austrian company, 1975 and Look Model Management spol sro, 1998 a Czech Republic company.

Operations of Look Models
-------------------------

     Look Models and its  subsidiaries  operate its business in three  segments:
Event Management, Model Management and Product Development and Distribution.


     Event Management:

     Look Eventmanagement GmbH operates an event management and model scouting business. It sources new models and organizes model search and contest events. These events are sponsored by a wide variety of companies, including hotels, manufacturers and national airlines, such as Hilton Hotels, Timex and Austrian Airlines and are attended by agents and industry professionals in the hope of signing on new models. The selected models' contracts are signed through Look Model Management. In addition to hosting these events itself, Look Eventmanagement licenses to third parties the right to operate these events, and obtains a license fee and continued royalties pursuant to such licenses.


     During 1999 and 2000, the company decided to create brand awareness for the "Look" name, its products, and its business model. Accordingly, Look Eventmanagement organized national and international model search and contest events. Initially, the company funded the majority of these events itself, in order to enhance its reputation and build its brand. Look Models intends to generate continued revenue from these relationships by entering into licensing agreements and sponsorship deals.

     The licensing deals are promoted by word of mouth and are targeted towards companies with expertise in event promotion. Look has entered into approximately ten license agreements to date. The license is limited to a country and the term of the license is one year. Licensees organize the model search and contest events with the guidance and under the oversight of Look Eventmanagement. The structure of a licensing deal is that Look Eventmanagement is paid an initial licensing fee between $15,000 and $50,000 and retains a portion of the revenue generated from sponsors of the events. Since Look Eventmanagement was formed in 1986 we have derived gross licensing fee revenue of approximately $1,800,000. For the year 2001, we have derived gross licensing fee revenue of approximately $40,000. For the year 2002, we have derived gross licensing fee revenue of approximately $28,000. This represents approximately 1% of our gross revenue. Our target is to derive 30% of our gross revenue from licensing fees. The lower revenue derived from our present licenses in recent is attributable to our change in business direction. Originally Look Eventmanagement sublicensed event licenses from Elite. Now our company is licensing our own product based on a new concept involving the Internet and on fashion weeks revolving around the promotion of local designers. Although no assurances can be given, we believe this new direction will ultimately prove profitable for our company. Each license is limited as follows: (i) Geographic limitations (by country), (ii) Duration (year with option for two more years) (iii) Adherence to strict guidelines regarding quality in order to protect our image and the Look brand.

     The role of the sponsor is to finance the event. The sponsors finance these events in order to gain media attention and consumer support. They gain advertising space, are included in a promotional package prepared for the event and gain Internet coverage on the Look website. Typical terms of a contract with a sponsor would state that the sponsor would provide financing for the event. Generally, there are tiers of sponsorship, ranging from 40% to 100% of our costs from prominent sponsors, down to much lesser amounts from smaller sponsors. Print space, as well as Television and Internet coverage and air-time granted is allocated in accordance with amount paid by the sponsor. Local events range in cost from $100,000 to $150,000. The International Final costs between $350,000 and $500,000.


     In the event marketing, licensing and sponsorship businesses, Look Models targets companies with expertise in event marketing, and is focusing its efforts to sign up licensees in major European markets. In 2002, Look Models through Look Eventmanagement targeted several countries in which it has already developed strategic licensing relationships, including Slovakia, Czech Republic, Hungary, Turkey, Portugal, Poland, Ukraine, , Luxemburg, Romania and the Baltic nations. Look Models also intends to solicit franchises in these countries for the Look and Catwalk branded products. In addition, the event management company is designing a new, worldwide Internet oriented model contest in order to further generate revenues through licenses and sponsorship fees. The purpose of the Internet oriented model contest is to be a virtual scout for Look Models. Management of Look Models believes that a worldwide Internet oriented model contest will open up a worldwide venue for its search for modeling talent. A young model in any far off country will be able to scan a picture of herself onto the Look Models web-site and be included in our model contest. In addition to the model gaining access to a professional search event without incurring the expense of travel, we believe sponsors will look upon this as a worldwide venue for their advertising promotions.


     The model search and contest process also provides Look Models with a steady stream of young models that join its portfolio of faces for future placement. We believe our core markets of eastern and central Europe are currently the biggest sources for new modelling talent. Our belief is evidenced by current trends such as the current VH-1 model of the year Karolina Kurkova from Czech Republic as featured by American Vogue and as currently represented by our company in Europe. In addition top designers like Chanel, Louis Vuitton, Nina Ricci, Gucci and Prada have all chosen Eastern European models for their campaigns.

     Model Management:


     Look Model Management GmbH ("Look Model Management") operates a model agency in Austria, and through offices leased by Event Management, it operates model agencies in Bratislava, Slovakia and Belgrade, Yugoslavia. Look Model Management spol sro operates a model agency in the Czech Republic ("LMM Czech"). These Companies, like the rest of the industry, contract with models and place them at other agencies around the world as well as directly with clients, such as public relations firms, cosmetics and clothing companies, fashion event organizers, consumer goods companies, the media, airlines, and so forth. Examples of other agencies with which Look Model Management has placed models include: Wilhelmina, Ford, IMG, Vision, Elite and many others. Willemena, IMG and Karen Models. Examples of clients which with Look Models Management has placed models directly are Nina Ricci Paris, Chanel, Mango,, Grey Worldwide, Unilever, P&G and many others


     The revenue that Look generates from its model agencies generally mirrors the following formula, which is industry standard. Look, like other model agencies, books models in two different ways. It can book the model directly with a client. In this case Look earns between 40 and 45 % commission, 20 to 25% of the modeling fee from the model and 20% of such fee from the client. Look`s models can also be booked through another agency. Look would then be entitled to collect a "mother agency commission". In this case, the two agencies would enter into a commission agreement. Where Look is the mother agency, it receives a commission from the model of 10 % of her gross fee. Where Look places its models through other agencies, pursuant to commission agreements, the two agencies share fees as follows: for local bookings (meaning the locality where the other agency exists), Look receives a commission from the model of 10% and the other agency receives a commission of 30% of the models gross fee. Again the client pays 20% of the total booking fee to the model agency, which in this case is divided 25% to Look and 75% to the other agency. Where there is an international campaign, such as a worldwide advertising campaign for a fashion designer or internationally recognized brand such as Levis, the commissions is split. A large portion of Look's income results from these "commission agreements".


     Currently, Look Models through Look Model Management and LMM Czech, LMM Bratislava, LMM Belgrade and its franchisee Mango Models Warsaw has contracted with approximately 250 models worldwide, which it books directly through all the Look branches and places them worldwide through other agencies pursuant to commission sharing arrangements. We have generated revenues from Austrian activities of 65% for the year 2000 and 50% for the year 2001. In 2002, only 35 % of the total revenues have been generated by Austrian clients, the rest was international income. Look Models currently represents high profile models, among others , such as Naomi Campbell, Linda Evangelista, Karolina Kurkova, Ana Beatriz, Isabeli, Viera, Natasa Vojnovic in Eastern and Central Europe, including Austria, Slovakia, Hungary, Czech Republic, Poland, Germany, Yugoslavia. LMM has booked Ms. Campbell's services approximately five times. LMM has booked Ms. Claudia Schiffer services's approximately four times and Ms. Evangilista's services approximately three times. Generally, Look Models through Look Model Management have derived an approximate aggregate of 20% of their total revenue from bookings of the high profile models. Although no assurance can be given, Look expects to continue to offer services to such high profile, established models. However, Look Models' strategy, through Look Model Management is to invest in the future of young models in the hope that it will benefit when these models develop in their careers. Until today Look founded and built the careers of young top models like: Kristina Chrastekova, Anna Tokarska, Viera Schottertova, Petra Kvapilova, Alzbieta Syrovatkova, Barbara Temova and many others. However, no assurance can be given that Look Models will ever receive a return on its investment in a significant number of its models due to a variety of factors, such as changing consumer tastes, personal difficulties of the models, emotional inability to perform in the modeling world, lack of modeling assignments, economic downturns, more affordable replacements for models.

     Look Models has constructed what it believes to be the first Internet portal with a copyrighted proprietary software that enables worldwide bookings online. The website has been operational since July 2002. Look Models intends to utilize the booking portal as an additional avenue to find new talent and as a way to book this talent with all its traditional clients. Look Models will have digitized photographs, biographies and booking calendars for its modeling talent. Other modeling agencies as well as direct clients can apply for a code that will enable them to gain access to the models' files. The potential clients will be able to select a model, access her calendar and directly book the model's services through her online calendar. Time and money associated with travel, scheduling and meetings can be thereby greatly reduced. Look Models believes that the savings of time and money as well as the convenience of online booking will provide increased bookings and thereby increased revenues for Look Models. The web-site is located at www.link2look.com. Look Models intends to use its portal web-site aggressively and, while no assurance can be given, believes, based on cost and time savings, that this global booking structure is the future of the business. Clients have already taken advantage of utilizing Look Models' new software such as Nina Ricci, Paris, Grey Worldwide, TRIUMPH international, Chanel, many mail order companies and the major fashion magazines, such as Vogue, Elle, Glamour and Marie Claire.

     In addition, part of Look Models' business plan is to form, acquire and/or develop strategic relationships with other model agencies in the world's top markets. This strategy involves seeking out other modeling agencies with solid organizations and good reputations that enable them to place models with top commercial clients. In November 2002, Mr. Schwarz has recently acquired a personal interest in a privately owned German model agency. Mr. Schwarz offered the interest in this agency first to his shareholders, which they refused. They approved of Mr. Schwarz interest in that agency and a deal has been negotiated to give Look Models favorable business treatment. This agency and Look Models originally had a standard commission agreement in place. As a part of the purchase agreement, Look Models has the first right to supply models to a client or third party commissioned agency if this agency does not use their own. Thus, the German agency must seek models from Look before turning to any other agency. Further, the commission agreement is being changed from the standard 25%-75% split for local bookings to 30%-70%. Further, Look Models has the right of first refusal to purchase the German agency and shall seek a third party fairness opinion to ensure fairness of the purchase price. It is already standard in the industry to form affiliations with other model agencies pursuant to commission agreements. We will continue to develop these as well as attempt to acquire certain agencies where there are strong synergies between the parties and it is an economically sound move. These relationships would allow Look Models to place its local talent at larger international agencies, and potentially increase its revenue generation. Look Models believes that combined with its Internet booking services, such strategic relationships will give it an increased share of the global marketplace. The Internet booking services have been operational since July 2002.

     Licensing.


     Look Models licensed the use of its name to a restaurant, known as the "Look Bar" from which it derived an annual license fee in the amount of $7,267, While the fee was subject to increase in successive years, Look has terminated this license as the Look Bar was not promoting the image Look wants to project. However, Look will seek other similar relationships. Look intends to seek other suitable licensees of Look Bars. In addition to filing trademark applications to extend its trademark protection to the name "Look Bar". Look Models intends to further protect the use of its name and image through a License Agreements.


     Product Design  and Distribution:


     Look Models is currently designing a line of cosmetic products, lingerie and accessories under the brand names "Look" and "Catwalk" aimed at the young female market worldwide. Look Models works with Uli Petzold, an internationally renowned designer who is a director of Look Models, in the creation of these products. Look Models has applied much of its 1999, 2000, 2001 and 2002 revenues to finance its product line and web site development, as management believes this is a good investment in future revenue production. Look Models has already begun distribution of perfume, eau de toilette, body milk, body splash and perfume towelettes and has produced 35,000 units of the fragrance and cream products, and 500,000 promotional perfume towelettes. The manufacture of the products we select and design is outsourced. Our cosmetic and fragrance products are currently being distributed in Austria by Douglas Parfumerie, an exclusive purveyor of fragrances and cosmetics that has approximately 800 locations in Europe, and one store in the US, located at Grand Central Station in New York. To date, our distribution arrangement with Douglas Parfumerie is limited to Austria until such time as we authorize otherwise. We distribute our products in Czech Republic and Slovakia through Fann, a.s. Our contract with both Douglas Parfumerie and Fan provide the following: We have approval rights over their methods of distribution and presentation of our product. The contract has an indefinite term subject to a right of termination by either party upon 90 days written notice. Both companies charge industry standard mark-ups on our products.

     Look Models is currently developing aromatherapy, sunscreen, and what it believes to be very trendy items oriented towards the modeling industry. This division is developing lingerie, outfits for sports and leisure, swimsuits, beachwear, travel and cosmetics bags, and other items that it believes models favor and that will be desirable to the young female population. Look Models has developed four sample collections of "cult items" such as leather jackets, caps, model backpacks, workout outfits and lingerie. However, this collection is not yet in production.




     On November 15, 2001, Look Models entered into a five year, renewable International Production and Distribution Agreement with Dialpack, Inc., a German corporation, pursuant to which it has obtained, among other things, the worldwide right to promote and distribute a patented cosmetics dispenser under our Look Models and Catwalk labels. The product is a two cartridge dispenser that can adjust the amount of filler dispensed from each cartridge with the turn of a dial. Look Models intends to distribute a line of sunscreen products in this dispenser that can deliver any range of sun protection factor (SPF) by dialing the front of the container. It also anticipates distributing a foundation makeup that can range in shade according to a turn of the dial. Pursuant to the agreement, Look Models will also act as Dialpack's exclusive distributor in Eastern Europe for all uses of the product and in the rest of the world for model-related uses and for products under the Catwalk label. The agreement contains a right of first refusal on behalf of Look Models, such that in the event that Dialpack receives an offer to sell or determines to sell its company, the product line or the patents underlying the product line, then Look Models shall have the right of purchase at the same price and terms as has been offered to Dialpack. The agreement between Look Models and Dialpack can be terminated in the event a party is declared bankrupt, is subject to liquidation or dissolution. The agreement is terminable by Look Models if Dialpack distributes a similar product into the Look Models' market. The agreement is terminable by Dialpack if Look Models fails to promote the product, fails to sell agreed to minimum quantities of the product or promotes or distributes the product in certain territories under non-model-related labels or labels other than Catwalk. Failure to reach minimum purchase requirements of 300,000 units will result in termination of the agreement. Look has purchased 200,000 units and must purchase an additional 100,000 prior to the end of this year in order to reach its minimum purchase requirement. Thus fees generated under this agreement are not guaranteed and may be significantly less if the minimum purchase requirements are not met.

     As a result of the agreement with Dialpack, on December 5, 2001 Look Models entered into a three-year Product Distribution Agreement with Models Prefer, Inc., a Connecticut corporation. Under this agreement, Look has granted exclusive North American distribution rights for the distribution of a moisturizing make up, or other such products, in the Dialpack dispenser so long as it meets pre-set milestones. The agreement grants distribution rights in the United Kingdom as well, but only with respect to sales made through QVC. Models Prefer anticipates marketing its products over televised distribution channels, such as QVC. In addition, the agreement provides minimum purchase requirements on the part of Models Prefer to maintain distribution rights as well as pre-set purchase milestones in order to maintain exclusivity. Models Prefer's failure to reach minimum purchase requirements may result in termination of the agreement. Thus, fees generated under this agreement are not guaranteed and may be significantly less if the minimum purchase requirements are not met. The minimum purchase requirement for year one (December 1, 2001 to November 30, 2002) shall be two hundred thousand (200,000) units. The minimum purchase requirement shall increase in year two (December 1, 2002 to November 30, 2003) to three hundred thousand (300,000) units from. The minimum purchase requirement shall increase in year three (December 1, 2003 to November 30, 2004) to four hundred thousand (400,000) units. The requirement to maintain exclusivity for year one shall be the purchase of four hundred thousand (400,000) units by July 1, 2002. The requirement to maintain exclusivity for year two shall be the purchase of six hundred thousand (600,000) units by June 1, 2003. The exclusivity purchase requirement for year three shall be the purchase of eight hundred thousand (800,000) units. The agreement also contains a non-circumvention provision on the part of Look Models prohibiting it from having dealings with any vendor, producer, supplier and/or distributor of the dispenser. We have received orders and have begun distribution and have delivered the Dialpack product to Models Prefer.



     The company also intends to build value in its brand names so that it can license its brand name to other manufacturing and distribution companies. Look Models may form a wholly owned subsidiary to conduct these operations.

Distribution methods of the products or services
------------------------------------------------

     Through Look Eventmanagement, a scouting network is utilized to source and contract with the models. Look Eventmanagement's employee's and independent contractors travel to various events to find new models. They call, write and meet with various companies to sponsor these events and to license the right to hold Look Model contests.

     Look Models presently distributes its cosmetic products through Douglas Parfumerie and FANN. It will seek the services of other distributors as well as use its in-house staff and its president to market its products to large cosmetic companies, department stores and catalogue companies.

     Look Modelmanagement booking agents use phone, fax, in person meetings and the Internet to place models with other agencies as well as directly with clients.

     Look Models also anticipates utilizing its web-site as a distribution tool to market is products as well as place its models.

     Look Models also intends to build value in its brand names in order to build sales and attract sponsors and licensees. Its model c9ontests have been televised in many countries such as Poland, Germany, Romania, Czech Republic, Slovakia, Serbia, Portugal, Austria, Hungary and many others. The international final for 2000 took place in Vienna, Austria and for 2001, in Istanbul, Turkey. The 2002 final shall take place in Prague, Czech Republic. We are planning additional events contemplating "fashion days" that will focus on local and international designers and will culminate in a world-wide event.

Competition

         Event and Model Management:

     Both our event management and model management sectors are dependent upon the modeling business. The modeling business is highly competitive, globalized and fragmented, and is also subject to changing demands and preferences. In the modeling industry, there is a low capital requirement to begin operations, and consequently Look Models has estimated that there are over twelve thousand (12,000) modeling agencies worldwide. There is a high cost to the clients for use of models, and the fixed costs tend to be uniform worldwide. There is often little loyalty between models and agencies, and reputation and local connections are some of the key factors that distinguish agencies. There is no barrier to the over twelve thousand modeling agencies worldwide to enter into event promotion as a way to find new talent and to generate different sources of revenue.



     In the case of Look Eventmanagement, our competitors in modeling competitions are Ford, Elite and Metropolitan. Look Eventmanagement is number one in Eastern Europe and a small emerging player in Western Europe, the United States and South America.


     Look Modelmanagement is a small player in the direct placement of modeling talent. However, we believe that our Internet booking portal will expand our capabilities in different marketplace. In addition, while Look is a competitor in the modeling business, it is also a supplier. Look believes that it is a large player in the finding and placement of new talent through other agencies.

         Product Design  and Distribution:

     We face intense competition with respect to marketing our own brand of fragrance, cosmetic items and health and beauty aid products. We compete with major health and beauty aid companies, as well as fragrance and cosmetic companies who have well-established product lines, spend large sums for advertising and marketing and have far greater financial and other resources than we do. We also compete with these companies for shelf space and product placement in various retail outlets. The distribution of health and beauty aid products is also extremely competitive. We compete with pharmaceutical wholesalers that carry health and beauty aid products, as an accommodation for their customers. Many of these wholesalers have greater financial and other resources than we do.

     The apparel industry is highly competitive and fragmented, and is subject to rapidly changing consumer demands and preferences. We believe that our success will depend in large part upon our ability to anticipate, gauge and respond to changing consumer demands and fashion trends in a timely manner and upon the appeal to consumers of the Look and Catwalk brand image. We will compete with numerous apparel manufacturers and distributors and several well-known designers. Many of our competitors have greater financial resources than we do. Although the level and nature of competition differ among our product categories, we believe that we will compete on the basis of our brand image, quality of design, workmanship and product assortment.

Sources and availability of raw materials
-----------------------------------------

     Look Models relies on its scouting network to source new faces and contract with these models. Approximately 50% of our scouts are exclusive and 50% are freelance. No scouts can sign contracts on behalf of Look Models or its affiliates. Look Models negotiates fees separately with each of the scouts. Generally, a scout will receive a 5% fee of the client bookings for a limited period of time.


     We source products through numerous suppliers. We seek to achieve the most efficient means for timely delivery of our high quality products.

     We design our own product lines with our creative director, Mr. Uli Petzold. The products we design include our clothing and accessory line as well as the packaging for all of our cosmetics products. We purchase our cosmetic and fragrance products from foreign and domestic manufacturers and suppliers selected by our creative director. Many of these companies also manufacture and supply health and beauty aid products, fragrances and cosmetics for many of our competitors. The products we distribute are manufactured by independent foreign and domestic companies. We do not own any production equipment. We purchase the patented two cartridge dispensers we will now distribute from Dialpack, Inc. We are presently sourcing manufacturers of our clothing and accessory line. Manufacturers of cosmetics and fragrances are subject to foreign and domestic regulation. We do not manufacture cosmetics and fragrances ourselves and therefore do not require governmental approval for their sale.


Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration.
----------------------------------------------------------


     Look Models has filed a trademark application with the United States Patent and Trademark Office for the mark "Look Models" in International Class 003. This application was filed on January 19, 2001, and has been assigned Serial Number 76/199318. Look Models has also registered the mark "Look Models" in Belgium,the Netherlands, Luxembourg, Bosnia and Herzegovina, Bulgaria, Croatia, Czech Republic, France, Germany, Hungary, Italy, Latvia, Poland, Portugal, Romania, Russian Federation, Slovakia, Slovenia, Spain, Switzerland, Yugoslavia, Lithuania, and the United Kingdom, under the Madrid Agreement and the Madrid Protocol. The mark is filed in International Classes 003, 35, 41 and 42. The Registration Number is 739 473, and the date of the registration is May 2, 2000.

     Accounting Treatment

     Although we are the parent corporation, for accounting purposes, our acquisition of Look Models has been treated as the acquisition of us by Look Models. This is known as a reverse acquisition and a recapitalization of Look Models. Look Models is the acquirer for accounting purposes because the former Look Models stockholders received the larger percentage of our common stock and voting rights than our prior stockholders. The fiscal year has remained the same as both our company and Look Models have the same fiscal year, December 31.

Employees

     Our subsidiary Look Models has twenty-six (26) total employees, of which twenty three (23) are full time employees and three (3) are freelance.


Properties

     We do not own any real estate. Look Models has a protected lease on its offices in Vienna, Austria, pursuant to Austrian law. Additionally, it has a protected lease in Prague, Czech Republic, pursuant to Czech law and a protected lease in Bratislava, Slovakia, pursuant to Slovakian law. As a result of these protected leases, Look Models has an indefinite leasehold on these properties. In Belgrade, Yugoslavia, Look has an office with a month to month tenancy, without a lease. Look Models owns and leases sophisticated computer and graphic production equipment for photo shoots, Internet activities, and events. It owns other personal property and business furniture in its business premises.

                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations

     You should read the following discussion and analysis together with the "Pro Forma Condensed Consolidated Financial Information" and the accompanying introduction and notes, as well as the Look Models consolidated financial statements and their accompanying notes, included elsewhere in this prospectus. This discussion and analysis is a presentation by the management of Look Models of their financial condition and result of their operations, as our company has assumed their business operations.

     Certain statements contained under this caption and elsewhere in this prospectus, regarding matters that are not historical facts are forward-looking statements. All statements that address operating performance, events or developments that the management of Look Models expects to incur in the future, including statements relating to sales and earning growth or statements expressing general optimism about future operating results are forward-looking statements. These forward-looking statements are based on Look Models management's current views and assumptions regarding future events and operating performance. Many factors could cause actual results to differ materially from estimates contained in these forward-looking statements. The differences may be caused by a variety of factors, including, but not limited to, adverse economic conditions, competitive pressures, inadequate capital, unexpected costs, lower revenues or net income, the possibility of fluctuation and volatility of our operating results and financial condition, inability to carry out marketing and sales plans and loss of key executives, among other things.


Critical Accounting Policies and Estimates
-------------------------------------------

     The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect our reported assets, liabilities, revenues and expenses, and our related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to revenue recognition, bad debts, intangible assets and income taxes.


     We believe the following critical accounting policies and the related judgments and estimates affect the preparation of our consolidated financial statements.

     We recognize revenue when it is earned and record accounts receivable at that time. We do not account for revenue based on contractual arrangements in advance of their being earned.


     We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required which would result in an additional general and administrative expense in the period such determination was made.

We do not have any of the following:

          o Off-balance sheet arrangements.

          o Certain trading activities that include non-exchange traded contracts accounted for at fair value.

          o Relationships and transactions with persons or entities that derive benefits from any non-independent relationships other than related party transactions discussed herein.

Foreign Exchange Issues
-----------------------
Foreign currency translation:
-----------------------------

     The financial position and results of operations of Look Models' foreign subsidiaries are measured using local currency as the functional currency. The functional currency for most foreign operations is the Austrian Schilling, which was replaced by the Euro in January 2002. Conversion to the Euro is not expected to have an impact on Look Models' financial condition and results of operations. Revenues and expenses of such subsidiaries have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rate of exchange at the balance sheet date. Translation gains and losses are included in other comprehensive income. Aggregate foreign currency transaction gains and losses are included in the results of operations as incurred.

                         LOOK MODELS INTERNATIONAL, INC.

                              RESULTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                 AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001


                                           December 31, 2001      December 31, 2000   September 30, 2002 September 30,2001


Sales                                       $  1,076,237          $   1,220,841       $    709,101       $538,400
Cost of Sales                                   (662,601)              (839,754)          (237,071)      (205,756)
                                            --------------         --------------     -------------  --------------
Gross margin                                     413,636                381,087            472,030        332,644
                                            --------------         -------------      -------------  --------------

Selling expenses                                (430,375)              (483,378)          (562,726)      (618,609)

Administrative expenses                       (1,648,951)            (1,503,701)          (505,364)    (1,106,018)
                                            --------------          --------------    -------------    --------------

Loss from operations                          (1,665,690)            (1,605,992)          (596,060)    (1,391,983)

Other income (expense)
Interest expense                                 (55,826)               (48,127)           (82,510)       (33,651)
Other, net                                        (4,434)               (26,319)           (27,128)         3,101
                                            --------------         -------------       ------------   -------------
Net loss                                     $(1,725,950)          $  (1,680,438)     $   (705,698)   $(1,422,533)

Net loss per share -
 basic & diluted                                   (0.14)                  (0.62)            (0.06)         (0.12)
                                            ==============        ===============     ============== ==============
Average shares of common
 Stock outstanding                             12,323,269             2,694,186          12,469,962    12,181,250
                                            ==============        ===============     =============  ==============



Results of Operations
----------------------------------

2001 Compared with 2000
-----------------------------------


     For the year ended December 31, 2001, revenue decreased from the year ended December 31, 2000. Revenue for the year ended December 31, 2000 was $1,220,841, and revenue for the year ended December 31, 2001 was $1,076,237 (a 12% decrease). Management believes that the decrease in revenue was a result of the effects of the September 11th crisis and the over-all downturn in the global markets and economy. The cost of sales of $662,601, for the year ended December 31, 2001, is lower than the cost of sales of $839,754 in the year ended December 31, 2000. The reduction in cost of sales is due to Look Models' cost reductions and overhead controls. Accordingly, there was an increase in Look Models' gross margin for the year ended December 31, 2001. Specifically, the gross profit for the year ended December 31, 2000 was $381,087, or 31%, but, for the year ended December 31, 2001, the gross profit was $413,636,or 38%. Selling expenses for the year ended December 31, 2001, as compared to the selling expenses for the year ended December 31, 2000 show a decrease from $483,378 to $430,375, or 11%.




     Administrative expenses increased in 2001 compared to those of 2000. Administrative expenses were $1,503,701 in 2000, and were $1,648,951 in 2001, a 10% increase. This is because of the additional expenses and costs incurred by Look Models in preparing for this transaction, and in upgrading its accounting and financial controls, and its staffing in Europe and the United States. Look Models also increased spending on its website development, and on the LOOK MODEL SEARCH International Final, a signature event in the model search business. Look Models posted a net loss for the year ended December 31, 2001 of $1,725,950. The net loss for 2001 was an increase of 2.7% over the net loss in 2000 of $1,680,438.

     The loss in 2001 can be divided into a loss from U.S. operations, and a loss from European operations. The loss in 2001 from U.S. operations was $1,072,958, while the loss from European operations was $652,992. The U.S. operations are those of the holding company, which received funds from non U.S. investors and dispensed funds to its European subsidiaries for working capital purposes, and paid obligations to both U.S. and non-U.S. vendors, primarily in satisfaction of transaction based expenses. Other than the distribution of products to Models Prefer, Ltd. ("Models Prefer") there are no operations currently being conducted in the U.S. The loss from operations in Europe of $652,992 was higher in 2001 than it was in 2000. In 2000 the net loss from Europe was $584,932. The 2001 loss from U.S. operations of approximately $1,072,958 is slightly less than the 2000 loss from U.S. operations of $1,095,506.

     Look Models believes that it is moving toward profitability, and plans to attain profitability and meet cash flow needs going forward by:


(i) The Product Distribution Agreement with Models Prefer is expected to generate net revenues of $575,000 for 2002. This is because the Product Distribution Agreement provides for minimum purchase requirements of $1,150.000 in 2002. Look Models has a profitability ratio of 50% for this product, resulting in minimum net revenue for the year of $575,000. Models Prefer has already placed its first two minimum purchase orders, and has made two payments pursuant to the agreement totaling $375,000. Look Models believes these orders by Models Prefer signal an obligation by Models Prefer to honor its commitments under the Product Distribution Agreement. Investors are advised not to place undue certainty on projections and should note that Models Prefer's failure to reach minimum purchase requirements may result in termination of the agreement. Thus, fees generated under this agreement are not guaranteed and may be significantly less if the minimum purchase requirements are not met.

(ii) The President and majority shareholder of Look Models has made a firm commitment to fund up to one-quarter (1/4) of the operating expenses of Look Models until June 30, 2003, if required. Mr. Schwarz has certified this commitment to Look Models in writing. This funding, if necessary, will be made as an at-market interest bearing loan to Look Models.


(iii)The fourth quarter of 2001 showed growth for Look Models. Look Models posted sales in the fourth quarter of 2001 of approximately $500,000, nearly the same revenue as Look Models produced in the first three (3) quarters of 2001 combined. As a stand-alone comparison, Look Models' sales in the fourth quarter of 2001, were virtually at the Company's break even point. Most significantly, Look Models believes that it can meet its cash operating requirements going forward using the guaranteed payments from Models Prefer, Ltd. under the Product Distribution Agreement, and its president and majority shareholder's commitment to fund up to one quarter (1/4) of Look Models' annual operating expenses for 2002.

(iv) Eliminating non-recurring expenses. See Liquidity and Capital Resources, below.

(v) Eliminating non-cash charges, such as payment in stock for services rendered to Look Models.


     Nine months ended September 30, 2002 compared with the nine months ended September 30, 2001


     For the nine months ended September 30, 2002, revenue increased from the nine months ended September 30, 2001. Revenue for the nine months ended September 30, 2001 was $538,400 and revenue for the nine months ended September 30, 2002 was $709,101 (a 32% increase). Management believes that the increase in revenue was a result of a feeling of being able to "get-back-to-business" and gradual increased travel after the effect of the September 11th crisis. The increase can also be attributed to the increased number of models Look Models has placed internationally and the resultant increase in mother agency fees, as well as the higher margin from sales of sunscreen products. The cost of sales of $237,071 for the nine months ended September 30, 2002 is higher than the cost of sales of $205,756 for the nine months ended September 30, 2001. However, there was an increase in Look Models' gross profit for the nine months ended September 30, 2002. Specifically, the gross profit for the nine month period ended September 30, 2001 was $332,644 or 62%, and for the nine months ended September 30, 2002, the gross profit was $472,030, or 67%. This increase in gross margin can be primarily attributed to the higher gross margin from sales of sunscreen products during the nine months ended September 30, 2002. There were no sales of sunscreen products during the nine months ended September 30, 2001. Selling expenses for the nine months ended September 30, 2002 as compared to the selling expenses for the nine months ended September 30, 2001 show a decrease from $618,609 to $562,726, or 9%. Administrative expenses decreased for the nine months ended September 30, 2002 compared to those for the nine months ended September 30, 2001. Administrative expenses were $505,364 for the nine months ended September 30, 2002, and were $1,106,018 for the nine months ended September 30, 2001, an 54% decrease. Look Models' posted a net loss for the nine months ended September 30, 2002 of $705,698. The net loss for the nine months ended September 30, 2002 was a decrease of 50% over the net loss for the nine months ended September 30, 2001 of $1,422,533.


     The loss for the nine months ended September 30, 2002 can be divided into a loss from U.S. operations, and a loss from European operations. The loss for the nine months ended September 30, 2002 from U.S. operations was $296,916, while the loss from European operations was $299,144. The loss from operations in Europe of $299,144 was lower for the nine months ended September 30, 2002 than it was for the nine months ended September 30, 2001. For the nine months ended September 30, 2001 the net loss from Europe was $542,646. For the nine months ended September 30, 2002, the net loss from U.S. operations of $296,916 is less than the net loss from U.S. operations of $879,887 for the nine months ended September 30, 2001.

Liquidity and Capital Resources
-------------------------------


Working Capital, Debt and Liquidity.
------------------------------------


     Although Look Models had a shareholders' deficit as of December 31, 2001 and September 30, 2002 (unaudited), of $1,678,269 and $2,421,673, respectfully, Look Models believes that it will have the capital resources for the next twelve
(12) months in order to operate its business due to:


     (1)  Distribution   Agreement.   The  revenue  expected  from  the  Product
          Distribution  Agreement  Look Models  entered into with Models Prefer,
          Ltd.


     (2) Funding Commitment. The commitment from its President and majority shareholder to fund up to one-quarter (1/4) of Look Models' annual operating expenses for the 2002 financial year,


     (3) There are several trends and events that have, or are reasonably likely to have, a material impact on Look Models' short-term or long-term liquidity Look Models is currently negotiating to obtain financing from a private equity fund. Look Models believes that it is currently at the due diligence stage of these negotiations. Look Models is negotiating additional equity funding from foreign investors and has completed the combination with Kingsgate Acquisitions, Inc., which is expected to provide access to the U.S. capital markets. Additional funding is intended to increase both the short-term, and the long-term liquidity position of Look Models.

          Look Models intends to use this financing for working capital, and to cover the transaction costs it will incur in the next several months, as well as to complete an acquisition of a modeling agency in a major market. (See Planned Acquisitions, below). Look Models believes that its Internet booking system, as well as the maturity in age of its models database, and the execution of several pending licensing transactions will add to its short-term liquidity. Look Models is attempting to license its "Look" and "Catwalk" brands for franchise purposes, and to increase the number of licensees of its brands. Turkey and Russia are two markets where the "Look" brand will be developed and the "Catwalk" products will be sold. Look Models is not aware of other known trends, events or uncertainties, other than general business upswings or downturns that will have a material impact on its short-term or long-term liquidity.


     (4) Look Models' internal and external sources of liquidity are as follows:

          Externally, Look Models hopes to continue its past strategy of obtaining funding from the sale of its stock to outside investors, some of whom are already current shareholders of Look Models. Internally, Look Models expects to fund its operations from revenues and acquisitions using stock, and expects to increase its revenues, while stabilizing its expenses. Look Models has entered into an International Production and Distribution Agreement with a German corporation, whereby Look Models has obtained, amongst other things, the worldwide rights to promote and distribute a patented cosmetics dispenser under the "Look Models" and "Catwalk" brands, and to distribute the dispenser in the United States under additional brand names. Accordingly, Look Models has entered into a three-year Product Distribution Agreement with Models Prefer, a U.S. company. Pursuant to this agreement, Look Models has granted distribution rights to Models Prefer for the distribution of the dispenser over televised distribution channels. Under the terms of the Product Distribution Agreement, Look Models is contractually promised certain minimum purchases of the dispenser, which is expected to generate net revenues to Look Models of a minimum of $575,000.00, $900,000.00, and $1.2 million, over each of the three years ending November 30, 2002, 2003 and 2004, respectively. In addition, the exclusivity provisions of this agreement provide that the above revenues will double in the event that Models Prefer Ltd. exercises rights to exclusive supply of the dispenser in the United States.

     (5) Non-Cash Expenses. As reflected in the Statement of Changes in Shareholder's Deficit and Comprehensive Income there are charges associated with the Kingsgate transaction and for payments made using stock that are reflected in the administrative expenses. These expenses are primarily professional and other fees relating to the transaction, including fees necessary to provide adequate documentation of international contracts and agreements, developing its licensing and brand extension business, negotiations with Kingsgate, etc.


     (6) Deferred Repayment. The President and majority shareholder of Look Models has deferred repayment of loans due to him for one (1) year, or until Look Models returns to profitability, or is successful in securing follow-on financing. An example of follow-on financing that would be used to repay Mr. Schwarz' loan is through warrant exercise. If this offering is fully subscribed, there will be 2,000,000 warrants outstanding. Upon exercise of these 2,000,000 warrants, Look Models will receive gross proceeds of $3,500,000. We intend to use 25% of the warrant proceeds to pay outstanding officer loans and 75% of the warrant proceeds for marketing our cosmetics and accessory lines. There can be no assurance that the warrants will be exercised or that Look Models will return to profitability. Mr. Schwarz has not guaranteed the extension of this loan and could, potentially, seek some loan repayment out of revenues generated.


     (7) Lines of Credit and Overdrafts. Look Models has the following lines of credit from Tiroler Sparkasse Bank, Austria:



     At December 31, 2001 and September 30, 2002 short-term borrowings consisted of:

                                                                       December 31,            September 30,
                                                                           2001                  2002
                                                                     -----------------    ------------------
                                                                                              (unaudited)

     Line of credit, interest of 6.00%; outstanding balance due in September
     2002*; collateralized by the Company's receivables and guaranteed
     by the Company's president                                        $       130,910     $         169,615

     Line of credit, interest of 6.00%; outstanding balance due in September
     2002*; collateralized by the Company's receivables and guaranteed by the
     Company's president                                                       340,430               419,426

     Line of credit, interest of 8%; outstanding balance due in September 2002*;
     collateralized by the Company's receivables and guaranteed by the
     Company's president                                                       131,198               145,825

     Overdraft on bank accounts                                                 28,820               943,670
                                                                     -----------------       ---------------

                                                                     $         631,358        $    1,678,536
                                                                     =================      ================

* In September 2002, these notes were renewed through March 31, 2003


Net Cash Used in Investing Activities
-------------------------------------------------------

     Look Models has no material commitments for capital expenditures, as it has already expended the majority of necessary funding in developing its licensing and brand extension businesses, but Look Models will need working capital to continue to purchase inventory of dispensers, perfume, eau de toilette and body splash. Look Models is currently developing a new range of products, and is attempting to negotiate royalty based contracts with large cosmetic companies for these products. Look Models also intends to license products under its brand names, particularly to licensees that will sponsor the LOOK MODEL SEARCH International Final. Look Models also has commitments to various entities and individuals for transactional fees, disbursements, professional fees, and other related costs in conjunction with completing this transaction. These costs are not expected to exceed $150,000, and Look Models intends to partly finance these expenditures internally from revenue, but primarily, Look Models intends to use financing and offering proceeds to make such expenditures.

Seasonality
------------------------------------------------------

     There are seasonable aspects that can have a material effect on the financial condition or results of operation of Look Models, such as lower demand during off-season periods. Partially offsetting the seasonality is the fact that Look Models has a presence in various markets. A slowdown in one market is sometimes offset by buoyancy in another market, resulting in such fluctuations having less of an overall effect on Look Models' annual revenue stream. For example, the different seasons result in the need for models in different venues. Spring and fall bring the need for models to display fashions for the industry retail viewers. Summer and Winter require models in on-site swimwear and Winter sports shoots.

Business
--------

Planned Acquisitions
----------------------

     As Look Models believes it would be more cost effective to acquire existing agencies in certain markets, rather than to open up new offices in said markets. Look Models plans to form strategic alliances, through either commission agreements or acquisitions of modeling agencies in some of the world's modeling centers, such as New York, London, Paris, Milan, and Munich. Look Models may also seek to purchase companies, or assets that will benefit, or assist its production and distribution capabilities in its cosmetics business. Look Models intends to use its stock, in large part, to finance these acquisitions. In November 2002, Mr. Schwarz has recently acquired a personal interest in a privately held owned German model agency. Mr. Schwarz offered the interest in this company first to his shareholders, which they refused. They approved of Mr. Schwarz interest in the company and a deal has been negotiated to give Look Models favorable business treatment. The companies originally had a standard commission agreement in place. As a part of the purchase agreement, Look Models has the first right to supply models to a client or third party commissioned agency if the German agency does not use their own. Thus, the German agency must seek models from Look before turning to any other agency. Further, the commission agreement is being changed from the standard 25%-75% split for local bookings to 30%-70%. Further, Look Models has the right of first refusal to purchase the German agency and shall seek a third party fairness opinion to ensure fairness of the purchase price.



Planned Ventures
----------------

     Look Models has commenced preliminary discussions with Fashion T.V., a media company, which is televised worldwide through cable and satellite and has approximately 300 million viewers. The two companies are collaborating a deal whereby Fashion T.V. would cover all Look Models' national model contests as well as the International final event. This collaboration would allow Look Models to have a participating partner to share the expenses of the event, while maximizing revenue by increasing visibility of the event through greater media coverage of the event.


Expected Market, Product, Region of Influence
----------------------------------------------

     Look Models anticipates that its services will continue to be demanded by many young girls from Eastern Europe seeking to enter the modeling world. Look Models also anticipates it will be sought out by aspiring models in the Western world once it has established a presence in one or more major modeling markets. Look Models currently represents high profile models as well as new talent. An expected market is the development of young models. In the event marketing, licensing and sponsorship businesses, Look Models targets companies with expertise in event marketing, and is focusing its efforts to sign up licensees in major European markets. In 2002 Look Models signed agreements in Portugal, Germany, Czech Republic, Slovakia, Turkey, Poland, Hungary, Yugoslavia.

     In the cosmetics business, Look Models targets the young female market in Europe. Look Models hopes to establish a brand name in Europe before launching its products in the United States. Look Models plans to extend its product line to develop products that are identified with its models, such as handbags, accessories, sunglasses, and so forth. Look Models is developing four sample collections of "cult items" such as leather jackets, caps, model backpacks, workout outfits and lingerie.

Projected Financial Information and Management
----------------------------------------------

Expectation on the Nature of Future Business1
--------------------------------------------

1. Licenses and Sponsoring:
---------------------------

     Beginning in 1999 and continuing through 2002, Look Models decided to create awareness for its brand name, its products, and its business model. Accordingly, Look Models invested in, and developed partnerships with outside parties for the purpose of organizing national and international model search events. Initially, Look Models funded all the model search events itself, in order to develop a reputation as a leader in the search for new faces. The model search process also provides Look Models with a steady stream of young models that join Look Models' portfolio of faces for future placement. Look Models now intends to generate revenue from these relationships by entering into licensing and sponsorship deals. In 2002, Look Models is focusing on exploiting both existing and new markets, and expects to negotiate licensing and sponsorship deals.

The structure of a licensing deal is as follows:

     Look Models is paid an initial licensing fee of anywhere from $15,000.00 - $50,000.00 per country, and retains a portion of the revenue from sponsors at the events.

 2. Merchandising:
------------------

     Look Models has invested heavily in product development and marketing, and has developed a line of products that will utilize its "Look Models", and its "Catwalk" brands. The products are aimed at the young female market worldwide. The products being developed are perfume, eau de toilette, body milk, body splash, perfume towelettes, aromatherapy, sunscreen, and lingerie. Look Models works with Uli Petzold, an internationally renowned designer who is a director of Look Models, in the creation of these products. At this time, Look Models' products have a presence in Austria, the Czech Republic, Slovakia and Turkey.

--------

     1 These notes are arranged by dividing Look Models into four (4) revenue producing units.

     As discussed above, Look Models has entered into an International Production and Distribution Agreement with Dialpack, a German corporation, whereby Look Models has obtained, amongst other things, the worldwide right to promote and distribute Dialpack's patented cosmetics dispenser under the "Look Models" and "Catwalk" brands. Further, Look Models has entered into a three-year Product Distribution Agreement with Models Prefer. Under this agreement Look Models has granted exclusive distribution rights to Models Prefer for the distribution of the dispenser over televised distribution channels.

3. Modeling and licensing:
--------------------------

     Through the acquisition of agencies in major markets, Look Models hopes to increase its revenue stream. Additionally, due to the fact that several of its models will be finishing school this year, Look Models expects to add to its revenue base from these new faces. These models will be able to generate additional revenue due to the fact that they will have completed their studies.

     Without the acquisition of "big market" agencies, Look Models, based upon historical figures, would expect to increase its revenue by 30%per annum.

4. E-Commerce:
--------------

     Given that this is the first time that a model agency network has built a fully operating model booking portal, there are no historical figures to use for revenue projections herein. We believe that the portal will increase revenues and decrease operating expenses, without taking revenue from the existing modeling business. The portal will allow Look Models to book models worldwide by electronic means without interfering with the models' local agency's office and the current base of operation of the models. As these transactions will be new, they will not be taking revenue from Look Models' existing modeling business. Look Models will promote its portal aggressively and believes that this global booking structure is the future of the business.

The sources of income for the e-commerce division are:

1.       Modeling commissions;
2.       Portal advertising revenue;
3.       Revenue from portal links; and
4.       Product sales.

Description of Material Risks and Management's strategy of offset risk
----------------------------------------------------------------------

     Look Models effectively invests in the future of young models in the hope that it will benefit when these models develop in their careers. Look Models may never receive a return on its investment in a significant number of its models due to a variety of factors, such as changing consumer tastes, personal difficulties of the models, emotional inability to perform in the modeling world, lack of modeling assignments, economic downturns, more affordable replacements for models, to name a few. Look Models also faces the risk that its models may dishonor contracts they have with the agency, refuse to sign contracts with the agency, or leave the agency to join another agency. While Look Models plans to issue shares of stock to each of its models as an incentive to remain with Look Models, and to build loyalty and an ownership mentality in its models, management has not worked out the specifics of this program. It is anticipated that this program will be a privately issued employee stock plan issued pursuant to an exemption from registration under the Securities Act of 1933. Additionally, management intends to closely marshal and enforce its contractual relationships with all its models, and with the outside agencies with which Look Models shares bookings, and, therefore, fees.

Significant Accounting Policies
-------------------------------

Stock-based compensation:
-------------------------

     Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" allows companies to choose whether to account for employee stock-based compensation on a fair value method, or to account for such compensation under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for employee stock-based compensation using APB 25.

Segment reporting:

     The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). The Company's results of operations and financial position were not affected by the implementation of SFAS No. 131.

Operating segments:

     The Group classifies its businesses into three operating segments. The segments have been defined by the services each segment offers. The services offered are described below:

     Eventmanagement:

     Look Eventmanagement GmbH handles the sourcing of new models and their development, and the organization of promotional events. It was founded 1986 under its former name Wolfgang Schwarz Sport- und Kulturveranstaltungen GmbH, Vienna.

     Model management:

     Look Model Management GmbH is a model agency operating in Austria.

     Cosmetics:

     In 2000, the Company started a new operating segment by entering into the cosmetics business. The products include Eau de toilette, perfumes, body milk and body splash. In 2001, the Company introduced the sale of sunscreens.


A summary of sales by country is as follows:

       Nine months ended               Event-               Model
      September 30, 2002             management            Management            Cosmetics              Total
         (unaudited)                 ------------           ------------          -------------  -------------

     Austria                     $         87,944      $          99,307                        $    187,251
     United States of America              17,812                      -      $    100,451           118,263
     Other countries                       97,241                306,341                             403,587
                                 ----------------      ----------------      -------------     -------------

            Totals               $        202,997      $         405,653      $    100,451     $     709,101
                                 ================      =================      =============     =============

       Nine months ended              Event-               Model
      September 30, 2001            management            Management            Cosmetics              Total
      (unaudited)                  ----------            ----------            -------------  -------------


     Austria                     $         41,957      $        315,572      $      1,045     $      358,574
     United States of America                   -                     -                 -                  -
     Other countries                      179,826                     -                 -            179,826
                                 ----------------      ----------------      -------------     -------------

           Totals                $        221,783       $       315,572      $      1,045      $     538,400
                                 ================      ================      =============     =============

           Year ended                 Event-               Model
        December 31, 2001          management            Management            Cosmetics              Total
                                 ----------            ----------            -------------     -------------

     Austria                     $         72,601      $        392,497      $       1,043     $     466,141
     United States of America              74,473                     -            277,029           351,502
     Other countries                      247,772                     -             10,822           258,594
                                 ----------------      ----------------      -------------     -------------

     Totals                      $        394,846      $        392,497      $     288,894     $   1,076,237
                                 ================      ================      =============     =============

           Year ended                 Event-               Model
        December 31, 2000          management            Management            Cosmetics              Total
                                 ----------            ----------            -------------     -------------
     Austria                     $        429,971      $        439,917      $      42,653     $     912,541
     United States of America             153,090                     -                  -           153,090
     Other countries                      155,210                     -                  -           155,210
                                 ----------------      ----------------      -------------     -------------

     Totals                      $        738,271      $        439,917      $      42,653     $   1,220,841
                                 ================      ================      =============     =============



     Information about the Group's operating segments:

       Nine months ended         Event-             Model
       September 30, 2002       management        Management          Cosmetics      Corporate          Total
        (unaudited)              ----------         ----------       -------------   ------------- ---------------

     Total revenue           $       202,997     $  405,653     $     100,451     $         -   $      709,101
     Profit (loss) from
         Operations                 (453,962)       (69,485)           85,334        (296,916)        (506,060)
     Interest expense                (67,418)       (15,092)               -               -           (82,570)
     Net income (loss)              (553,560)       (54,444)           85,334        (296,916)        (705,698)

     Shares issued for services            -              -                -               -                 -
     Capital expenditures             10,078         11,289                -               -            21,367
     Depreciation and
          amortization                 4,466          2,393                -          11,657            18,516


       Nine months ended        Event-            Model
       September 30, 2001      management        Management          Cosmetics      Corporate          Total
       (unaudited)            ----------        ----------       -------------   ------------- ---------------

     Total revenue           $       221,783   $   315,572    $       1,045     $         -     $     538,400
     Profit (loss) from
         Operations                 (380,460)     (128,785)          (2,851)        (879,887)      (1,391,983)
     Interest expense                (24,328)       (9,323)             -                 -           (33,651)
     Net income (loss)              (403,267)     (136,528)          (2,851)        (879,887)      (1,422,533)

     Shares issued for services            -             -                -          270,000           270,000
     Capital expenditures              1,896             -                -           16,355            18,251
     Depreciation and
          amortization                 4,390         3,068                -               -              7,458




       Year ended               Event-             Model
    December 31, 2001         management        Management          Cosmetics      Corporate          Total
                               ----------         ----------       -------------   ------------- ---------------

     Total revenue           $       394,846     $  392,497     $     288,894   $           -  $    1,076,237
     Profit (loss) from
         Operations                 (368,282)      (313,551)           89,101      (1,072,958)     (1,665,690)
     Interest expense                (44,103)       (11,723)               -               -          (55,826)
     Net income (loss)              (415,489)      (326,604)           89,101      (1,072,958)     (1,725,950)

     Shares issued for services            -              -                -          270,000         270,000
     Capital expenditures              7,472              -                -           16,534          24,006
     Depreciation and
          amortization                 9,030          7,388                -           15,544          31,962

                                                                              42



             Year ended               Event-            Model
      December 31, 2000        management        Management          Cosmetics      Corporate          Total
                             --------------      -------------     -------------   ------------- ---------------

     Total revenue           $       738,271   $   439,917    $         42,653     $       -    $    1,220,841
     Profit (loss) from
         Operations                 (632,555)      183,756             (57,504)   (1,099,689)       (1,605,992)
     Interest expense                (33,689)      (14,438)                  -         -               (48,127)
     Net income (loss)              (695,267)      167,839             (57,504)   (1,095,506)       (1,680,438)

     Shares issued for services            -             -                   -       256,250           256,250
     Capital expenditures             49,440        15,994              22,413        67,382           155,229
     Depreciation and
          amortization                 6,916         7,395                   -             -            14,311


                                   MANAGEMENT

       Our officers and directors and further information concerning them are as follows:


    Name                              Age                   Position

Wolfgang Schwarz                       49             President, Treasurer
Passauerplatz  #1                                     and a Director
Vienna 1010,  Austria

Uli Petzold                            41             Secretary and a
Passauerplatz  #1                                     Director
Vienna 1010,  Austria

Below are the biographies of the officers and directors of Look Models:




     Wolfgang Schwarz, 49 - Chief Executive Officer, President, Chairman of the Board and Treasurer of Look Models and its subsidiaries since their inception:
Mr. Schwarz is an Austrian entrepreneur and of Kingsgate from September 6, 2002. He will serve a five year term. In 1974, after a short modeling and acting career, he founded a modeling agency called "The Girls and Boys" in Austria. The Girls and Boys thereafter expanded its business activities to Germany. The Girls and Boys is solely owned by Mr. Schwarz. While it still exists, it no longer conducts operations. In 1979, Mr. Schwarz launched a series of European contests for models using the name "The face of the 80's". In 1986 he started the Look of the Year contest in Austria and Hungary, and achieved considerable success with that concept. In 1986, he formed an Austrian company under the name Wolfgang Schwarz Sport- und Kultwveranstaltungen GmbH, Vienna. This company later changed its name to Look Eventmanagement GmbH, and is now a wholly owned subsidiary of Look Models International. In 1987, Mr. Schwarz established the first eastern European modeling agency in Hungary using the name "The Girls and Boys", which also became a market leader. In 1989, Mr. Schwarz and John Casablancas of the Elite Modeling Agency in New York, one of the leading model agencies in the world, agreed to develop the Look of the Year contest in 15 countries in Central and Eastern Europe. Since 1993, Look has been a large supplier of new faces to the modeling world. From 1994 to the present, Mr. Schwarz has built Look Models into a European contest platform and modeling agency, while continuing to discover and promote new faces. He has helped discover top models like Teresa Maxova, Nina Moric, Svetlana, Tatjana Dragovic and others, and has helped launch the careers of supermodels Naomi Campbell, Linda Evangelista and Karen Mulder in Europe.

     Uli Petzold, 41, Director and Creative Director from September 6, 2002 (the date of the merger) and will serve a five year term. Mr. Petzold was born in Frankfurt Germany and moved to Nuremberg after finishing his high school education and obtaining his Abitur (an extra educational degree indicating distinction from a German or Austrian university). There he completed an apprenticeship as a furrier in the studios of Marco International. By 1982 he was designing furs for Ansel & Ansel in Montreal Canada. After Montreal, New York and Tokyo, he accepted a call from Balenciaga Paris to head the fur division under the then director of Karl G. Kunert. The two formed a team, creating collections that were very successful, first and foremost in Japan and the United States. At the age of 27, Uli Petzold opened an atelier, a top floor studio, in the Avenue Victor Hugo, Paris and designed his own apparel lines under the label Petzold Paris. At the same time, he also opened for his German customers a studio in Bad Homburg. A contract with Jindo International to become a chief designer of the European Division took him back to Asia. Back to Europe, he designed a Petzold women's wear collection that the garment manufacturer Wiedekind licensed in place of Daniel Hechter Paris. Parallel to the stepwise development and extension of his own design company in Germany and USA, he ran a Petzold store under franchise in Germany. Later, Mr. Petzold designed the trend collection for a period of five seasons for AKZO, wrote copy for his own column in the Italian fashion press "Nella Moda di Uli Petzold", and received (as the only German) the "Oscar of the Haute Couture" for furs in 1985 and 1986 from the Academy of Fashion in Turin, Italy. From 1991 to 1993, he headed the international Trendtables as official trend advisor for prestigious trade fair Interstoff in Frankfurt.



     Since 1995 his personal interests on design changed more and more to graphic, packaging, industrial and interior design. He stared to create his own home collection and was hired to design special interest products by the Ritzenhoff AG. Within a short period of time his name became well known in this business. From 1996 to 1997, he was asked by Mercedes Benz AG to design and develop a new corporate showroom interior. By the end of 1997 the first two branches were opened in Germany. The design was licensed by Uli Petzold to implement the concept worldwide. In 1998 he moved back to the USA. Since then he has operated the creative studios of the XODESIGNGROUP in Frankfurt Germany with his partner Kay Witte, and in Miami Beach, USA. Currently, Mr. Petzold operates Petzold New York, Inc., which conducts an international license business in New York, N.Y. Some of Mr. Petzold's clients include Mercedes Benz, Germany, Procter & Gamble / Cosmetic Division, London, Dolce & Gabbana / EuroItalia, Sahra Lee, London and Sanyo Fischer Vertriebs GmbH.

    Remuneration
    ------------


     Wolfgang Schwarz has a renewable five year employment agreement with Look Models dated June, 2000. He is paid a yearly salary of $350,000 ($200,000 in 2001). Mr. Schwarz has agreed to fund 25% of the operating expenses until June 30, 2003, and to forego salary in 2002 until such time as profitable operations, capital raised from redemption of outstanding warrants, or future equity transactions provide our company the ability to incur his salary in accordance with his employment agreement.

     Mr. Schwarz' employment agreement contained a provision stating that if $5 million dollars was not raised by March 2001, he could terminate his agreement with twenty days notice. Mr. Schwarz has waived this right. Thus, this provision is not enforceable.

     The following table sets forth information concerning compensation for services rendered to Pipeline by its President and by its executive officers.

                           SUMMARY COMPENSATION TABLE

                             Long Term Compensation


                                   Restricted  Securities
Name and                               Other Annual     Stock     Underlying    LTIP       All
Principal    Year   Salary    Bonus    Compensation    Award(s)    Options     Payout     Other
Position             ($)       ($)        ($)             ($)      /SARs (#)    ($)     Compensation
----------   ----    ----      ------   ----------     ---------   ----------   ----  -------------


Look Models Officers and directors

Wolfgang(1)(2)
Schwarz,       2002    -0-       -0-        -0-           -0-        -0-          -0-         -0-
Chairman of
The Board,
President,
Treasurer      2001    200,000   -0-        -0-           -0-        -0-          -0-         -0-
Director       2000    350,000   -0-        -0-           -0-        -0-          -0-         -0-

Uli
Petzold,       2002    -0-       -0-        -0-           -0-        -0-          -0-         -0-
Secretary      2001    -0-       -0-        -0-           250,000    -0-          -0-         -0-
Director       2000    -0-       -0-        -0-           -0-        -0-          -0-         -0-




     (1) Mr. Schwarz has agreed to fund 25% of the operating expenses until June 30, 2003, and to forego salary in 2002 until such time as profitable operations, capital raised from redemption of outstanding warrants, or future equity transactions provide our company the ability to incur his salary in accordance with his employment agreement.


     (2)  Mr. Schwarz may terminate his employment  with 60 days written notice.
          In the event he raises $5,000,000, he may terminate his employment with 20 days notice.

     No Board of Directors' fees have been paid.

     Additional Employee Benefits: Employees are provided health insurance.

                                 MANAGEMENTENTS
                         STATEMENT AS TO INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law provides for indemnification of our officers, directors, employees and agents. Under Article XI of our by-laws, we will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf. Complete disclosure of relevant sections of our certificate of incorporation and by-laws is provided in Part II of the registration statement. This information can also be examined as described in "Further Information."

     We have been informed that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act, which may be permitted to our directors, officers or control persons pursuant to our certificate of incorporation and by-laws is against the public policy as expressed in the Securities Act and is, therefore, unenforceable.


                           MARKET FOR OUR COMMON STOCK

     Prior to the date of the prospectus, no trading market for the our common stock has existed. Pursuant to the requirements of Rule 15g-8 of the Securities Exchange Act, a trading market will not develop prior to or after the effectiveness of our registration statement.

     There are 67 holders of our common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On September 6, 2002, we acquired Look Models International, Inc. All issued and outstanding shares of common stock of Look Models are being exchanged for an aggregate of 10,500,000 of our shares of common stock, in proportion to the holdings of the Look Models stockholders. In addition, our founding stockholders will transfer to Wolfgang Schwarz, 1,000,000 of their shares. The former stockholders of Look Models will own 11,500,000 shares of our common stock representing 92% of the combined entity and 85.2% of the combined entity assuming all 1,000,000 shares are sold pursuant to this offering.



     In November 2002, Mr. Schwarz has recently acquired a personal interest in a Munich Models GmbH, a privately owned German company. Mr. Schwarz offered the interest in Munich Models first to his shareholders, which they refused. They approved of Mr. Schwarz interest in Munich Models and a deal has been negotiated to give Look Models favorable business treatment. Munich Models and Look Models originally had a standard commission agreement in place. As a part of the purchase agreement, Look Models has the first right to supply models to a client or third party commissioned agency if Munich does not use their own. Thus, Munich must seek models from Look before turning to any other agency. Further, the commission agreement is being changed from the standard 25%-75% split for local bookings to 30%-70%. Further, Look Models has the right of first refusal to purchase Munich Models and shall seek a third party fairness opinion to ensure fairness of the purchase price.


     Advances payable, related party, represent amounts advanced to Look Models by its president and principal shareholder. The advances are unsecured, payable on demand and do not bear interest. As of November 1, 2002, Mr. Schwarz has made advances of $850,000 to Look Models. Look Models' president, Wolfgang Schwarz, has agreed to postpone his claim for amounts owed to him by the company through 2002, or until funds are acquired through redemption of outstanding warrants, future equity transactions or profitable operations which will provide the means for repayment.

                             PRINCIPAL STOCKHOLDERS


     The table on the following page sets forth certain information regarding the beneficial ownership of our common stock as of the date of the prospectus, and as adjusted to reflect the acquisition of Look Models. As 10,500,000 shares of our common stock has been issued to Look Models shareholders, and 1,000,000 shares of founder's stock has been transferred to them, they initially received that number of shares equal to 92% of Kingsgate, Assuming all 1,000,000 shares are sold pursuant to this offering, they will own or 85.2% of Kingsgate. For purposes of this table, we have assumed the sale of the entire 1,000,000 units sold pursuant to this offering, totaling 13,500,000 shares outstanding.



     + each person who is known by us to own beneficially more than 5% of our outstanding common stock;

     +    each of our officers and directors; and

     +    all of our directors and officers as a group.


                            Shares of Common

  Name/Address          Stock Beneficially Owned
  Beneficial        After sale of 1,000,000 shares           Class
                            In this Offering                 Owned
Wolfgang Schwarz (1)(2)
Passauerplatz #1,                 7,655,343                 56.7%
Vienna 1010, Austria



Nautilus Management (3)
Consulting GmbH
Gloriettegasse 29
1130 Wien
Austria                            1,764,000               13.07%


Ulrich Petzold
1410 West 24th Street
Miami, FL  33140-4523                210,000                1.56%

Total Officers and Directors       7,865,343               58.26%
(2 Persons after acquisition)

                                                                              51

(1) May be deemed "Promoters" as that term is defined under the Securities Act and are our only officers and directors.


(2) Mr. Wolfgang Schwarz owns 4,975,000 (36.5%)through Netizen, a Bahamian business organization located at Goodman's Bay, Corporate Centre, West Bay Street and Sea View Drive, P.O. Box CB-10976, Nassau, Bahamas. He owns 1,680,000 shares (12.44%) through Monti Fiduciaria S.A., Via Laizzari 2a,6(degree), Piano 6900 Lugano, Switzerland.


(3)  Mr. Thomas Roeggla is a control person of Nautilus Management.



     None of the current stockholders have received or will receive any extra or special benefits that were not shared equally by all holders of shares of our common stock.

                            DESCRIPTION OF SECURITIES

Common Stock


     We are authorized to issue 45 million shares of common stock, $.001 par value per share, of which 12,500,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.


    Holders of our common stock

+ have equal ratable rights to dividends from funds legally available therefor, if declared by our board of directors;

+ are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

+ do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and

+ are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

     All shares of our common stock which are part of the units, or which underlie the warrants, will be fully paid for and non-assessable when issued, with no personal liability attaching to ownership. You and other holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. As a result of our acquisition of Look Models, the officers and directors and other stockholders of Look Models will beneficially own at least 85.2% of the outstanding shares of our common stock, assuming all of the shares offered pursuant to this prospectus are purchased, and will be in a position to control all of our affairs.

Preferred Stock

     We may issue up to 5,000,000 shares of our preferred stock from time to time in one or more series. As of the date of the prospectus, we have issued no shares of preferred stock. Our board of directors, without further approval of our common stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of other of our securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in management control.

Redeemable Common Stock Purchase Warrants

     You and other holders of our warrants which are part of the units may exercise them for a period of two years commencing on the date of the prospectus. Our class A warrant entitles the holder to purchase one share of our common stock at an exercise price of $1.50. Our class B warrant entitles the holder to purchase one share of our common stock at an exercise price of $2.50. Our common stock underlying the warrants will, upon exercise of the warrants, be validly issued, fully paid and non-assessable.

     We may redeem our warrants, at any time, for $0.001 per warrant, if we provide 30 days' prior written notice, if the closing bid price of our common stock, as reported by the market on which our common stock trades, exceeds 150% of the exercise price per share for any twenty consecutive trading days ending within ten days prior to the date of the notice of redemption. If we are unable to qualify our common stock underlying the warrants for sale in certain states, holders of the warrants in those states will have no choice but either to sell their warrants or allow them to expire.


     You may exercise your warrants by surrendering the warrant certificate, with the form of election to purchase printed on the reverse side of the warrant certificate properly completed and executed, together with payment of the exercise price, to us or the warrant agent. You may exercise your warrants in whole or from time to time in part. If you exercise fewer warrants than are evidenced by a warrant certificate, we will issue a new warrant certificate for the number of unexercised warrants.

     Warrantholders are protected against dilution of the equity interest represented by the underlying shares of common stock upon the occurrence of certain events, including stock splits, recapitalizations and the issuance of stock dividends. If we merge, reorganize or are acquired in such a way as to terminate the warrants, they may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up, holders of the warrants are not entitled to participate in our assets.

     For the life of the warrants, holders are given the opportunity to profit from a rise in the market price of our common stock. The exercise of the warrants will result in the dilution of the book value of our common stock at the time of exercise and would result in a dilution of the percentage ownership of existing stockholders. The terms upon which we may obtain additional capital may be adversely affected during the period in which the warrants remain exercisable. Warrantholders may be expected to exercise them at a time when we would, in all likelihood, be able to obtain equity capital on terms more favorable than the exercise price of the warrants.

     We may not call the warrants for redemption if there does not exist an effective registration statement relating to the underlying shares. Warrantholders may not be able to exercise their warrants if they have not been qualified for sale under the laws of the state where the warrantholder resides. A call for redemption could force the warrantholder to accept the redemption price, which, in the event of an increase in the price of the stock, would be substantially less than the difference between the exercise price and the market value at the time of redemption.

Reports to Stockholders

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on December 31st.

Dividends

     Look Models has not shown positive earnings in the past two (2) fiscal years, and has paid no dividends. The company, in all likelihood, will use its earnings, if any, to develop its business and does not intend to declare dividends for the foreseeable future.

Transfer Agent

     We have appointed American Stock Transfer and Trust Company, New York as transfer agent for our shares of common stock and warrants.

Certain Income Tax Consequences

     In our management's opinion, our acquisition of Look Models is intended to qualify as a "tax-free reorganization" for purposes of the United States federal income tax so that our stockholders and the stockholders of Look Models subject to United States taxes will not recognize gain or loss from the transaction. In addition, the transaction is not intended to result in the recognition of gain or loss to either us or Look Models in the respective jurisdictions where each of us is subject to taxation. We have not obtained an opinion of counsel nor a ruling from the Internal Revenue Service. You should consult your own tax advisors as to the specific tax consequences of our acquisition.

                       WHERE YOU CAN FIND MORE INFORMATION


     We have filed with the Commission under the Securities Act, a post-effective registration statement relating to this prospectus. We have not included in the prospectus all of the information in the registration statement and the attached exhibits. Statements of the contents of any document are not necessarily complete. Copies of these documents are contained as exhibits to the registration statement. We will provide to you a copy of any of any referenced information if you contact us at Passauerplatz #1, Vienna 1010, Austria,
Attention: Chief Financial Officer, telephone 011-43-1-533-5816.


     As of the effective date of the post-effective registration statement, we will be a reporting company and will be subject to the reporting requirements of the Securities Exchange Act. We will file periodic reports voluntarily in the event that our obligation to file such reports is suspended under Section 15(d) of the Securities Exchange Act. Our filings may be inspected and copied without charge at the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices: Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of our filings can be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. We have filed this registration statement and will file all future registration statements and other documents and reports electronically through EDGAR, the Electronic Data Gathering, Analysis and Retrieval System. These documents are publicly available through the Commission's Internet World Wide Web site at http://www.sec.gov/.

     We intend to furnish to our stockholders, after the close of each fiscal year, an annual report relating to our operations containing audited financial statements examined and reported upon by an independent certified public accountant. In addition, we may furnish to our stockholders, from time to time, such other reports as may be authorized by our board of directors. Our year - end is December 31.

     You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and the offering.


     Until 90 days after from the date of this prospectus, all dealers effecting transactions in the units, the shares or warrants contained in the units, or the shares underlying the warrants may be required to deliver a prospectus.


                                LEGAL PROCEEDINGS

     We are not a party to, nor are we aware of any existing, pending or threatened lawsuits or other legal actions.


                                 EXPERTS


     Sheila Corvino, Esq., 811 Dorset West Road, Dorset, Vermont is passing upon the validity of the shares of common stock and the warrants constituting the units and the shares of common stock underlying the warrants which are being offered pursuant to this prospectus.


     The audited consolidated financial statements of Look Models International, Inc. as of December 31, 2001 and for each of the years in the two-year period then ended included herein and elsewhere in the registration statement have been audited by Horwath Gelfond Hochstadt Pangburn, P.C., independent certified public accountants, to the extent set forth in their report appearing herein and elsewhere in this registration statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

                         LOOK MODELS INTERNATIONAL, INC.

                     YEARS ENDED DECEMBER 31, 2001 AND 2000
                              AND NINE MONTHS ENDED
                     SEPTEMBER 30, 2002 AND 2001 (UNAUDITED)



                                                      CONTENTS


                                                                            Page

Independent auditors' report                                             F-1

Financial statements:

     Balance sheets                                                      F-2

     Statements of operations                                            F-3

     Statements of changes in shareholders'
           deficit and comprehensive income (loss)                       F-4-5

     Statements of cash flows                                            F-6-9

     Notes to financial statements                                       F-10-26

(1)

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Look Models International, Inc.

     We have audited the accompanying consolidated balance sheet of Look Models International, Inc. and subsidiaries as of December 31, 2001, and the related consolidated statements of operations, changes in shareholders' deficit and comprehensive income (loss), and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Look Models International, Inc. and subsidiaries as of December 31, 2001 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


HORWATH GELFOND HOCHSTADT PANGBURN, P.C.
Denver, Colorado
March 15, 2002


                         LOOK MODELS INTERNATIONAL, INC.

                           CONSOLIDATED BALANCE SHEETS

                                DECEMBER 31, 2001
                       AND SEPTEMBER 30, 2002 (UNAUDITED)


                                                               December 31, 2001      September 30, 2002
                                                               -----------------      ------------------
                                                                                            (unaudited)



ASSETS

Current assets
     Cash and cash equivalents                                    $           46,203         $          12,603
     Trade accounts receivable, net                                          271,279                   324,361
     Inventories                                                             158,943                   126,576
     Prepaid expenses and other current assets                               114,621                   216,839
                                                                  ------------------         -----------------

        Total current assets                                                 591,046                   680,379
                                                                  ------------------         -----------------

Property and equipment, net                                                   43,494                    58,253
Intangible assets, net                                                       104,810                   100,740
Deposit                                                                       16,281                    16,281
                                                                  ------------------         -----------------

                                                                             164,585                   175,274
                                                                  ------------------         -----------------

     Total assets                                                 $          755,631         $         855,653
                                                                  ==================         =================

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
     Trade liabilities                                            $          718,833         $         656,505
     Accrued expenses and other current liabilities                          270,798                   195,168
     Advances payable, related party                                         812,911                   747,117
     Short-term borrowings                                                   631,358                 1,678,536
                                                                  ------------------         -----------------

         Total liabilities (all current)                                   2,433,900                 3,277,326
                                                                  ------------------         -----------------

Commitments and contingencies

Shareholders' deficit:
     Preferred stock, $0.001 par value; 5,000,000
        shares authorized; none issued
     Common stock, $0.001 par value; 45,000,000 shares authorized; 12,454,625 and 12,500,000 shares issued and outstanding at December 31, 2001
        and September 30, 2002 (unaudited), respectively                      12,455                    12,500
     Additional paid-in capital                                            2,922,249                 3,117,988
     Accumulated deficit                                                  (4,918,370)               (5,624,068)
     Accumulated other comprehensive income                                  305,397                    71,907
                                                                  ------------------         -----------------

         Total shareholders' deficit                                      (1,678,269)               (2,421,673)
                                                                  ------------------         ------------------

Total liabilities and shareholders' deficit                       $          755,631         $         855,653
                                                                  ==================         =================

                 See notes to consolidated financial statements.

                                       F-3



                         LOOK MODELS INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                   YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
            NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001 (UNAUDITED)




                                   December 31, 2001       December 31, 2000           September 30, 2002        September 30, 2001
                                   -------------------     -----------------           ------------------        ------------------
                                                                                              (unaudited)               (unaudited)


Sales                             $        1,076,237     $         1,220,841       $             709,101                   538,400
Cost of sales                               (662,601)               (839,754)                   (237,071)                 (205,756)
                                 --------------------   ---------------------       ---------------------     ---------------------
Gross profit                                 413,636                 381,087                     472,030                   332,644
                                 --------------------   ---------------------       ---------------------     ---------------------

Selling expenses                            (430,375)               (483,378)                   (562,726)                 (618,609)
Administrative expenses                   (1,648,951)             (1,503,701)                   (505,364)               (1,106,018)
                                 --------------------   ----------------------    -----------------------   -----------------------
                                          (2,079,326)             (1,987,079)                 (1,068,090)               (1,724,627)
                                 --------------------    ----------------------    -----------------------  -----------------------
Loss from operations                      (1,665,690)             (1,605,992)                   (596,060)               (1,391,983)
                                 --------------------    ----------------------    -----------------------   -----------------------

Other income (expense):
   Interest expense                         (55,826)                 (48,127)                    (82,510)                  (33,651)
   Other, net                                (4,434)                 (26,319)                    (27,128)                    3,101
                                ---------------------    ----------------------    ----------------------    ----------------------
                                            (60,260)                   (74,446)                 (109,638)                  (30,550)
                                ---------------------     ----------------------    ----------------------   ----------------------

Net loss                     $           (1,725,950)    $           (1,680,438)   $             (705,698)    $          (1,422,533)

                             ======================     ======================    =======================   =======================


Net loss per share -
basic and diluted            $                (0.14)    $                (0.62)   $                (0.06)    $              (0.12)
                            ========================  ============================ =====================   =======================

Average shares of
 common stock outstanding                12,323,269                  2,694,186                12,469,962                12,181,250
                             =======================     ======================    ======================    ======================


                 See notes to consolidated financial statements.
                                    Continued


                         LOOK MODELS INTERNATIONAL, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
                         AND COMPREHENSIVE INCOME (LOSS)

                     YEARS ENDED DECEMBER 31, 2001 AND 2000
              AND NINE MONTHS ENDED SEPTEMBER 30, 2002 (UNAUDITED)




                                                                                                 Accumulated
                                     Common stock               Additional                          other
                             -----------------------------
                                                                  paid-in        Accumulated    comprehensive
                               Shares          Amount             capital          deficit      income (loss)         Total
                           -------------    --------------     ---------------  --------------  ---------------  -----------------


Balances at January 1, 2000                                    $   212,820       (1,511,982)    $    170,847     $   (1,128,315)

Issuance of common stock in
   connection with
   recapitalization           2,344,332   $     2,344               (2,344)
Sale of common stock pursuant
   to private placements, net 9,150,000         9,150            2,097,865                                             2,107,015
Issuance of common stock in
   exchange for services        390,111           390              255,860                                               256,250
Comprehensive income (loss):
   Net loss                                                                      (1,680,438)                          (1,680,438)
   Foreign currency translation
   adjustment

                                                                                                      68,374              68,374
                                                                                                                        --------
Comprehensive loss                                                                                                    (1,612,064)
                               ---------       --------           ---------       ---------        ----------          ---------
Balances at December 31, 2000 11,884,443        11,884            2,564,201      (3,192,420)         239,221            (377,114)

Sale of common stock pursuant to
   private placements, net        73,624            74               70,545                                                70,619
Issuance of common stock in
   exchange for services         475,459           476              269,524                                               270,000
Issuance of common stock in
   exchange for profit interest
   payable                        21,099            21               17,979                                                18,000
Comprehensive income (loss):
   Net loss                                                                      (1,725,950)                           (1,725,950)
   Foreign currency translation
   adjustment                                                                                         66,176               66,176
                                                                                                                         --------

Comprehensive loss                                                                                                     (1,659,774)
                           ----------------    --------------   --------------  --------------     ------------     ----------------

Balances at
     December 31, 2001         12,454,625        12,455           2,922,249      (4,918,370)         305,397           (1,678,269)
                          ----------------    --------------    --------------  ---------------    -------------   -----------------


                         LOOK MODELS INTERNATIONAL, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
                   AND COMPREHENSIVE INCOME (LOSS) (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2001 AND 2000
              AND NINE MONTHS ENDED SEPTEMBER 30, 2002 (UNAUDITED)

                                                                                                     Accumulated
                                     Common stock              Additional                              other
                            -------------------------------
                                                                 paid-in       Accumulated         comprehensive
                                  Shares         Amount          capital        deficit            income (loss)       Total
                            ----------------   ------------ --------------  -----------------  -----------------  -----------------


Balances at December 31, 2001    12,454,625  $   12,455     $  2,922,249     $  (4,918,370)      $   305,397      $ (1,678,269)

Sale of common stock pursuant to
   private placements, net          45,375           45           45,739                                                45,784
Salary waived by CEO and majority
   shareholder                                                                     150,000                             150,000
Comprehensive income (loss):
   Net loss                                                                       (705,698)                           (705,698)
   Foreign currency translation
   adjustment                                                                                      (233,490)          (233,490)
                                                                                                                      ---------
Comprehensive loss                                                                                                    (939,188)
                               -----------      -----------     ---------        ----------       -----------     -------------

Balances at September 30, 2002
   (unaudited)                  12,500,000   $    12,500     $  3,117,988     $ (5,624,068)      $    71,907      $  (2,421,673)
                             =============   ============  ==============     ==============    ==============    ==============


     Note: Shares of common stock have been retroactively restated to reflect the recapitalization of the Company resulting from the merger of Kingsgate Acquisitions, Inc. and Look Models International, Inc. which was completed on September 6, 2002 (Notes 2 and 12) (unaudited).

 See notes to consolidated financial statements.


                         LOOK MODELS INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 2001 AND 2000
          AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001 (UNAUDITED)

                                                                               Years ended
                                                            December 31, 2001         December 31, 2000


Cash flows from operating activities:
   Net loss                                                 $           (1,725,950)   $           (1,680,438)
                                                            ----------------------    ----------------------
   Adjustments to reconcile net loss to
   net cash used in operating activities:
   Depreciation and amortization                                            31,962                    14,311
   Issuance of shares for services                                         270,000                   256,250
Changes in assets and liabilities:
      Increase in accounts receivable                                     (182,656)                  (10,502)
      (Increase) decrease in inventories                                     9,833                  (174,190)
      (Increase) decrease in prepaids and other
        current assets                                                     330,407                  (230,900)
      Increase in trade liabilities                                        268,244                   311,100
      Increase in accrued expenses and
        other liabilities                                                   66,099                   147,549
      Increase in advances payable related party                           356,541                    76,797
      Decrease in deferred income                                          (27,804)                  (17,006)
                                                            ----------------------    ----------------------
                                                                         1,122,626                   373,409
                                                            ----------------------    ----------------------

   Net cash used in operating activities                                  (603,324)               (1,307,029)
                                                            ----------------------    ----------------------

Cash flows from investing activities:
   Capital expenditures                                                    (24,006)                 (155,229)
   Increase in long-term deposits                                                                    (16,281)
                                                            ----------------------    ----------------------

   Net cash used in investing activities                                   (24,006)                 (171,510)
                                                            ----------------------    ----------------------

Cash flows from financing activities:
   (Decrease) increase in short-term borrowings, net                        57,919                   (78,521)
   Proceeds from issuance of common stock                                   53,645                 2,107,015
                                                            ----------------------    ----------------------

   Net cash provided by financing activities                               111,564                 2,028,494
                                                            ----------------------    ----------------------

Effect of exchange rate changes in cash and cash
   equivalents                                                               4,304                    (4,132)
                                                            ----------------------    -----------------------

Net (decrease) increase in cash                                           (511,462)                  545,823

Cash and cash equivalents at beginning of year                             557,665                    11,842
                                                            ----------------------    ----------------------

Cash and cash equivalents at end of year                    $               46,203    $              557,665
                                                            ======================    ======================



                 See notes to consolidated financial statements.


                                   (Continued)
                                       F-7


                         LOOK MODELS INTERNATIONAL, INC.

                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2001 AND 2000
          AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001 (UNAUDITED)


                                                                               Years ended
                                                            December 31, 2001         December 31, 2000


Supplemental disclosures of cash flow information:

   Cash paid during the year for interest                   $               55,826    $               48,127
                                                            ======================    ======================

Supplemental disclosure of non-cash investing and financing activities:

   Issuance of common stock for profit interest
      payable                                               $               18,000
                                                            ======================

   Stock subscriptions receivable (payment received
      on January 21, 2002)                                  $               16,974
                                                            ======================




                See notes to consolidated financial statements.


                         LOOK MODELS INTERNATIONAL, INC.

                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2001 AND 2000
          AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001 (UNAUDITED)


                                                                       Nine months ended
                                                              September 30, 2002      September 30, 2001
                                                                  (unaudited)               (unaudited)


Cash flows from operating activities:
   Net loss                                                 $             (705,698)   $           (1,422,533)
                                                            -----------------------   -----------------------
   Adjustments to reconcile net loss to
   net cash used in operating activities:
   Depreciation and amortization                                            18,516                     7,458
   Issuance of shares for service                                                                    270,000
   Salary waived by majority shareholder                                   150,000                         -
   Changes in assets and liabilities:
      (Increase) decrease in accounts receivable                           (19,488)                 (192,447)
      Decrease  in inventories                                              48,073                    14,532
      (Increase) decrease in prepaids and other
        current assets                                                     (83,855)                  388,699
      Decrease in trade liabilities                                       (138,625)                 (123,497)
      (Decrease) increase in accrued expenses
        and other liabilities                                              (88,019)                   31,418
      (Decrease) increase in advances payable
        related party                                                     (112,403)                  492,740
      Decrease in deferred income                                                -                   (28,932)
                                                            ----------------------    -----------------------
                                                                          (225,801)                  859,971
                                                            -----------------------   ----------------------

   Net cash used in operating activities                                  (931,499)                 (562,562)
                                                            -----------------------   -----------------------

Cash flows from investing activities
   Capital expenditures                                                    (21,367)                  (32,960)
                                                            -----------------------   -----------------------

   Net cash used in investing activities                                   (21,367)                  (32,960)
                                                            -----------------------   -----------------------

Cash flows from financing activities:
   Increase in short-term borrowings, net                                  911,114                    27,068
   Proceeds from issuance of common stock                                   45,784                    28,950
                                                            ----------------------    ----------------------

   Net cash provided by financing activities                               956,898                    56,018
                                                            ----------------------    ----------------------

Effect of exchange rate changes in cash and cash
   equivalents                                                             (37,632)                   11,698
                                                            -----------------------   ----------------------

Net decrease in cash                                                       (33,600)                 (527,806)

Cash and cash equivalents, beginning                                        46,203                   557,665
                                                            ----------------------    ----------------------

Cash and cash equivalents, ending                           $               12,603    $               29,859
                                                            ======================    ======================


                                    Continued
                                       F-9



                                                                            Nine months ended
                                                              September 30, 2002      September 30, 2001
                                                                  (unaudited)               (unaudited)


Supplemental disclosures of cash flow information:

   Cash paid during the period for interest                 $               82,510    $               33,651
                                                            ======================    ======================



                See notes to consolidated financial statements.
                                      F-10

                         LOOK MODELS INTERNATIONAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
            NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001 (UNAUDITED)



1.   Organization, basis of presentation and management's plans:

     Organization:
     The following depicts the Company and its major subsidiaries:


                    -----------------------------------------
                         Look Models International, Inc.
                                  Delaware, USA
                    -----------------------------------------

                                      100%
                                   -----------
                    -----------------------------------------
                              Fordash Holdings Ltd.
                                     Bahamas
                    -----------------------------------------

                                      100%
                              ---------------------
                    -----------------------------------------
                            Look Eventmanagement GmbH
                                 Vienna, Austria
                    -----------------------------------------


          -------------------------------------------------------------

            100%                                            100%
 -----------------------------                  ------------------------------
   Look Model Management GmbH                   Look Model Management spol sro
      Vienna, Austria                               Prague, Czech Republic
------------------------------                 --------------------------------


Look Models International, Inc. ("LMI" or "the Company") is a U.S. holding company that was incorporated in Delaware in June 2000.

Fordash Holdings Ltd. ("Fordash") is a Bahamas holding company that was incorporated in Nassau in July 1999.

Look Eventmanagement GmbH ("LEM") handles the sourcing of new models and their development, and the organization of promotional events on behalf of a wide variety of customers, including automobile manufacturers and national airlines. It was founded in 1986 under its former name Wolfgang Schwarz Sport- und Kulturveranstaltungen GmbH, Vienna.

Look Model Management GmbH ("LMM Austria") reflects the Company's  activities in
     Austria.

Look Model Management spol sro ("LMM Czech Republic") reflects the Company's activities in the Czech Republic.

The Company also has operations in other European countries, including Croatia, Poland, Romania, Yugoslavia and Slovakia. These operations are included in LEM.

In addition, the Company is developing a portfolio of cosmetic products (such as perfumes, sun and body creams) and lingerie. These activities are recorded in the books of LEM.

                         LOOK MODELS INTERNATIONAL INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                   YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
            NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001 (UNAUDITED)

1.   Organization, basis of presentation and management's plans (continued):

     Basis of presentation:

     The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

     The consolidated financial statements include the accounts of Look Models International, Inc. and it's wholly-owned subsidiaries Fordash Holdings Ltd., Look Eventmanagement GmbH, Look Model Management GmbH and Look Model Management spol sro. Intercompany balances and transactions are eliminated.

     Interim financial statements:

     The consolidated balance sheet as of September 30, 2002, the related consolidated statements of operations and cash flows for the nine months ended September 30, 2002 and 2001, and the consolidated statement of shareholders' deficit and comprehensive income (loss) for the nine months ended September 30, 2002, have been prepared by the Company without audit. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for all such periods have been made. The results of operations for the nine months ended September 30, 2002, are not necessarily indicative of the operating results for the full year.

     Management's plans:

     The Company's financial statements for the years ended December 31, 2001 and 2000 and for the nine months ended September 30, 2002 and 2001 (unaudited) show that the Company has suffered net losses of $1,725,950, $1,680,438, $705,698 and $1,422,533, respectively, and has a shareholders' deficit and a working capital deficiency of $1,678,269, and $1,842,854, and $2,421,673 (unaudited) and $2,596,947
          (unaudited), respectively, as of December 31, 2001 and September 30, 2002. The Company has experienced uncertainty in meeting its liquidity needs and has relied on outside investors and its principal shareholder to provide funding. Management's plans in connection with these criteria are as follows:

          a. The Company's president and majority shareholder has agreed to postpone his claim for amounts owed to him by the Company and to utilize funds from capital raised from redemption of outstanding warrants, future equity transactions or profitable operations as a means of repayment. At December 31, 2001 and September 30, 2002 (unaudited), such amounts were $812,911 and $747,117 (unaudited), respectively. In addition, the president and majority shareholder has agreed to fund 25% of the operating expenses for 2002, and to forego salary in 2002 until such time as profitable operations, capital raised from redemption of outstanding warrants, or future equity transactions provide the Company the ability to pay his salary in accordance with his employment agreement.

          b. In 2001, the Company entered into an International Production and Distribution Agreement with a German corporation, whereby the Company obtained, among other things, the worldwide exclusive right to promote and distribute a patented cosmetics dispenser under the Company's Look Models and Catwalk labels. Further, the Company entered into a three-year Product Distribution Agreement with Models Prefer Ltd., a Connecticut corporation. Under this agreement, the Company has granted exclusive distribution rights, as defined, to Models Prefer Ltd. for the distribution of the dispenser over televised distribution channels. Under the terms of the Product Distribution Agreement, the Company is guaranteed minimum purchases of the dispenser, which are expected to generate revenues to the Company of approximately $575,000, $900,000 and $1,200,000, over each of the three contract years ending November 2002, 2003 and 2004, respectively. In addition, the exclusivity provision of this agreement provides that the above revenues will double in the event that the purchaser exercises its exclusivity rights.

          c. The Company is negotiating additional equity funding from foreign investors, as well as the possibility of a U.S. private placement, and expects to complete the reverse acquisition of a U.S. publicly traded development stage company which will provide access to the U.S. capital markets. 2. Merger:

          On September 6, 2002, LMI completed a merger agreement with Kingsgate Acquisition ("Kingsgate"), a development stage corporation, organized on September 28, 1999 as a vehicle to acquire or merge with a business (unaudited).

          Pursuant to the Agreement,  the  shareholders of LMI sold to Kingsgate
               100% of all of the issued and outstanding shares of LMI, in exchange for 10,500,000, $.001 par value, newly issued shares of voting common stock of Kingsgate. Additionally, 1,000,000, $.001 par value common shares held by Kingsgate's founders were issued to the president and majority shareholder of LMI.

          The transaction was accounted for as a reverse acquisition of Kingsgate by LMI, since the shareholder of LMI owns approximately 85.2% of the post acquisition common shares of the consolidated entity immediately after the completion of the transaction. For accounting purposes, the acquisition has been treated as an acquisition of Kingsgate by LMI and as a recapitalization of LMI. Shares of preferred stock authorized, and common stock authorized, issued and outstanding have been retroactively restated to present the capital structure of Kingsgate.

3.   Significant accounting policies:

     Business combinations:

     Effective October 1, 2000,  the Company issued  2,000,000  shares of common stock and a promissory note in the amount of $1,000,000 to the shareholder of Fordash in exchange for his interest in Fordash. Prior to the exchange, the Company had no substantial operations and, under accounting principles generally accepted in the United States of America, the transaction was accounted for as a recapitalization, as the shareholder of Fordash acquired all the stock of LMI. Accordingly, there was no revaluation of assets or liabilities for financial statement accounting purposes. For reporting purposes, the consolidated financial statements reflect the above-mentioned reorganization similar to a pooling of interests with assets and liabilities recorded at historical cost. Subsequent to the recapitalization, the former shareholder of Fordash and the Company agreed to cancel the note payable.

     Foreign currency translation:

     The financial position and results of operations of the Company's foreign subsidiaries are measured using local currency as the functional currency. The functional currency for most foreign operations is the Austrian Schilling, which was replaced by the Euro in January 2002. Conversion to the Euro is not expected to have an impact on the Company's financial condition and results of operations. Revenues and expenses of such subsidiaries have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rate of exchange at the balance sheet date. Translation gains and losses are included in other comprehensive income. Aggregate foreign currency transaction gains and losses are included in the results of operations as incurred.

     Cash and cash equivalents:

     Cash and cash equivalents comprise cash on hand and deposits with original maturities of less than three months.

     Reclassifications:

     Certain amounts reported in the 2000 financial statements have been reclassified to conform to the 2001 presentation.

     Accounts receivable and concentration of credit risk:

     The Company grants credit to its customers, generally without collateral. At December 31, 2001 and September 30, 2002 (unaudited) approximately $109,835 and $159,466 of net trade receivables were due from 2 customers. During the year ended December 31, 2001 and the nine months ended September 30, 2002 (unaudited) 1 cosmetics customer accounted for 25% and 13% (unaudited) of sales, respectively. No single customer accounted for more than 10% of sales during the year ended December 31, 2000, and the nine months ended September 30, 2001.

     Inventories:

     Inventories consist of cosmetic products ready for sale and are valued by using the first-in, first-out (FIFO) method at the lower of cost or market.

     Property and equipment:

     Property and  equipment  is stated at cost less  accumulated  depreciation.
          Depreciation expense is recognized using the straight-line method primarily over useful lives of 5 years.

     Intangible assets:

     Intangible assets consist of costs incurred to develop the Company's websites and costs incurred to develop the Look Models and Catwalk trademarks. These are being amortized using the straight-line method over 4 and 10 years, respectively.

     The Company periodically assesses the carrying value of its long-lived assets for impairment, including operating and office equipment and intangible assets, when events and circumstances indicate that the carrying value of an asset may not be recoverable. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Based on its review, the Company does not believe that any impairment has occurred as of December 31, 2001 and September 30, 2002.

     Income taxes:

     Deferred tax  assets  and  liabilities  are  recognized  for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

     Revenue recognition:

     Revenues from cosmetics sales are recognized upon delivery of goods to customers. Revenues from event and model management are recognized at the time services are provided. License fee revenues are recognized over the term of the licensing agreement.

     Advertising:

     Advertising costs are expensed as incurred. During the years ended December
          31, 2001 and 2000 and the nine months ended September 30, 2002 and 2001, the Company incurred approximately $51,761, $76,075, $5,210 (unaudited) and $51,592 (unaudited), respectively, in advertising expense. F-15

     Fair value of financial instruments:

     The carrying amounts of the Company's cash and cash equivalents, receivables, trade liabilities and accrued expenses and other current liabilities approximate fair values due to the short maturities of these instruments. The carrying values of the Company's short-term borrowings approximate fair value based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. The fair values of the Company's payables to related parties are not practicable to estimate due to the related party nature of the underlying transactions and indefinite payment terms.

     Stock-based compensation:

     Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" allows companies to choose whether to account for employee stock-based compensation on a fair value method, or to account for such compensation under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for employee stock-based compensation using APB 25.

     Segment reporting:

     The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). The Company's results of operations and financial position were not affected by the implementation of SFAS No. 131.

     Use  of estimates:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Comprehensive income (loss):

     SFAS No. 130, "Reporting Comprehensive Income", establishes requirements for disclosure of comprehensive income which includes certain items previously not included in the statements of operations, including minimum pension liability adjustments and foreign currency translation adjustments, among others. During the years ended December 31, 2001 and 2000, and the nine months ended September 30, 2002 and 2001, unaudited, comprehensive income (loss) represents foreign currency translation adjustments.

     Recently issued accounting standards:

     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement, as amended, is effective for fiscal years beginning after June 15, 2000. Currently, the Company does not have any derivative financial instruments and does not participate in hedging activities. Therefore, SFAS No. 133 did not impact the Company's consolidated financial statements.

     In July 2001, the FASB issued SFAS No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method is prohibited after that date. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. The Company adopted the provisions of SFAS No. 141 and 142 on January 1, 2002. The adoption of these standards did not have any effect on the Company's financial condition and results of operations.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets", which addresses accounting and financial reporting for the impairment or disposal of long-lived assets. This statement was effective for the Company on January 1, 2002. This standard did not have a material effect on the Company's results of operations or financial position

     In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No 101, "Revenue Recognition in Financial Statements". SAB No 101, as amended by SAB No 101A and SAB No 101B, was effective no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. SAB No 101 provides the Staff's view in applying generally accepted accounting principles to selected revenue recognition issues. The Company believes that it complies with the accounting and disclosure described in SAB No 101.

4.   Property and equipment:


     Property and equipment consists of:

                                                                       December 31,          September 30,
                                                                           2001                  2002
                                                                     -----------------    ------------------
                                                                                              (unaudited)


     Office and computer equipment                                   $          90,680    $          115,313
     Less accumulated depreciation                                             (47,186)              (57,060)
                                                                     -----------------    -------------------

                                                                     $          43,494    $           58,253
                                                                     =================    ==================

5.   Intangible assets:

     Intangible assets consist of:

                                                                       December 31,          September 30,
                                                                           2001                  2002
                                                                     -----------------    ------------------
                                                                                              (unaudited)

     Website development costs                                       $           8,900    $            8,900
     Design fees for Look Models and Catwalk identity                          112,877               124,824
                                                                     -----------------    ------------------

                                                                               121,777               133,724
     Less accumulated amortization                                             (16,967)              (32,984)
                                                                     ------------------   -------------------

                                                                     $         104,810    $          100,740
                                                                     =================    ==================


6.   Short-term borrowings:

     At December 31, 2001 and September 30, 2002 (unaudited) short-term borrowings consisted of:

                                                                       December 31,          September 30,
                                                                           2001                  2002
                                                                     -----------------    ------------------
                                                                                              (unaudited)


     Line of credit,  interest of 6.00%;  outstanding  balance due in September
     2002*,  collateralized by the Company's  receivables and guaranteed by the
     Company's president                                             $         130,910
     $                                                               169,615

     Line of credit, interest of 6.00%; outstanding balance due in September
     2002*, collateralized by the Company's receivables and guaranteed by the
     Company's president                                                       340,430               419,426

     Line of credit, interest of 8%; outstanding balance due in September 2002*, collateralized by the Company's receivables and guaranteed by the
     Company's president                                                       131,198               145,825

     Overdraft on bank accounts                                                 28,820               943,670
                                                                     -----------------       ---------------

                                                                     $         631,358             1,678,536
                                                                     ===================    =================


* In September 2002, these notes were renewed through March 31, 2003
(unaudited).

7.   Profit interest payable:

     Pursuant to Austrian law, certain third-party investors were granted a profit interest in Look Eventmanagement GmbH in 2000 in return for an investment of $88,888. Under the terms of the agreement, the investors were to share in profits and losses of the business. In 2001, the Company decided to terminate the agreement and has provided a liability as of December 31, 2001 equal to the amount originally invested plus 10% interest, which was the amount required to terminate the agreement. This liability is included in accrued expenses and other current liabilities at December 31, 2001 and was fully repaid in February 2002.

8.   Income taxes:

     The  reconciliation  between the effective tax rate and the statutory  U.S.
          federal income tax rate is as follows:


                                         December 31,     December 31,     September 30,       September 30,
                                             2001             2000              2002              2001
                                        ---------------   ---------------  ---------------   -----------------
                                                                             (unaudited)        (unaudited)


     Computed "expected" tax
        benefit                                  34.00%            34.00%           34.00%              34.00%
     Operating losses for which a
        benefit has not been
        recognized                             (34.00%)          (34.00%)         (34.00%)            (34.00%)
                                        --------------    --------------   --------------    -----------------

                                                      -                 -                -                   -
                                        ===============   ===============  ===============   =================

     At December 31, 2001 and September 30, 2002 (unaudited), the Company's deferred tax assets are as follows:

                                                                       December 31,          September 30,
                                                                           2001                  2002
                                                                     -----------------    ------------------
                                                                                              (unaudited)

     Net operating loss carry forwards (foreign)                     $         634,117    $          773,103
     Net operating loss carry forwards (U.S.)                                  737,100               838,051
     Deferred tax asset valuation allowance                                 (1,371,217)           (1,611,154)
                                                                     -----------------    ------------------

     Net deferred tax assets                                         $               -    $                -
                                                                     =================    ==================


     In foreign tax jurisdictions, the Company is subject to income tax on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled. The Company's Bahamian subsidiary is not liable for income tax. The Company's Austrian and Czech Republic operations are subject to income tax at 34%. Other European operations are not significant.

     At December 31, 2001 and September 30, 2002 (unaudited), the Company has foreign operating loss carryforwards of approximately $1,865,000 and $2,274,000 (unaudited), respectively, and U.S. operating loss carryforwards of approximately $2,168,000 and $2,465,000 (unaudited), respectively. Effective January 1, 2001 the Austrian tax law was changed so that loss carryforwards can only be used to offset up to 75% of the taxable income of a single year. Austrian tax losses are available for offset indefinitely, and U.S. tax losses are available for offset through 2022.

     The income tax returns of the Company's Austrian subsidiaries have been audited through 1997. The Company does not believe that income tax audits (if any) for later years will result in any material Austrian income taxes.

9.   Related parties:

     Advances payable, related party, represent amounts advanced to the Company by the Company's president and principal shareholder. The advances are unsecured, payable on demand and do not bear interest. The Company's president has agreed to postpone his claim for amounts owed to him by the Company through 2002, or until funds are acquired through redemption of outstanding warrants or future equity transactions which will provide the means for repayment.

10.  Leases:

     The Company is leasing automobiles and office equipment under operating leases. Rent expense under these leases was $39,210 and $42,330 for the years ended December 31, 2001 and 2000, respectively, and $31,600 and $34,200 (unaudited) for the nine months ended September 30, 2002 and 2001 (unaudited), respectively. The Company also leases office space in Vienna under an agreement for an indefinite term. Under the agreement, if the Company continues to make lease payments at the current amount, the lease cannot be terminated by the landlord. Rent expense for the years ended December 31, 2001 and 2000 and the nine months ended September 30, 2002 and 2001 was approximately $10,100, $10,200, and $14,700 (unaudited) and $7,650 (unaudited), respectively.

     At September 30, 2002, (unaudited) future minimum lease payments are as follows:
                    Year ending December 31:                                 Amount
                                                                       -----------------


                    2002 (three months)                                $          16,476
                    2003                                                          21,275
                    2004                                                          13,616
                    2005                                                           6,143
                    2006                                                           4,724
                                                                       -----------------

                    Total                                              $          62,234
                                                                       =================

11.  Other post-employment benefits:

     Austrian employees have a legal right to severance payment if their employment is terminated by the employer or if the employee retires. Thus, a liability has been recorded for estimated severance payments.


     The following parameters have been used for calculating estimated severance payments:

                                                                 December 31,              September 30,
                                                                     2001                      2002
                                                              ------------------        ------------------
                                                                                           (unaudited)


     Retirement age:           Male                                        61.50                     61.50
                               Female                                      56.50                     56.50

     Discount rate                                                         4.50%                     4.50%
     Rate of increase in future
         compensation levels                                               2.50%                     2.50%


     For calculation of estimated severance payments, the projected unit credit method was used.

     The calculations of the estimated severance payments are as follows:

                                                                 December 31,              September 30,
                                                                     2001                      2002
                                                              ------------------        ------------------
                                                                                            (unaudited)

     Projected benefit obligation at the
        beginning of the period                               $           13,374        $           19,415
     Interest costs                                                          896                       501
     Service costs                                                         6,224                     3,481
     Recognized actuarial loss                                            (1,079)                   (2,086)
                                                              -------------------       -------------------

     Projected benefit obligation at the
       end of the period                                      $           19,415        $           21,311
                                                              ==================        ==================

12.  Shareholders' equity:

     In connection with its recapitalization, the Company issued 2,344,332 shares of common stock. During the year ended December 31, 2001 and the nine months ended September 30, 2002 (unaudited), the Company issued an additional 570,182 and 45,375 shares of common stock for $358,619 and $45,784 (unaudited), net, respectively. A total of 73,624 and 45,375 shares were issued in private placements at prices ranging from $0.02 to $2.00 per share. Different prices arose as the Company concluded individual negotiations with each of the Company's investors. In addition, in 2001, 496,558 were issued in exchange for legal and professional services and in repayment of certain liablities. These shares were valued at $288,000, the fair value of the services received and liabilities paid, which management considers to be the most reliable measurement.

     Included in shares issued for services are 293,042 shares valued at $240,000, which were issued to a member of the Board of Directors.

     During the nine months ended September 30, 2002 the Company's president and majority shareholder waived salary of $150,000 (unaudited) due under the terms of his employment contract with the Company. The Company has accounted for the waived salary as a capital contribution by the majority shareholder resulting in an increase in additional paid-in capital of $150,000 (unaudited).

13.  Commitments and contingent liabilities:

     The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material effect on the financial statements of the Company.

14.  Operating segments:

     The Company classifies its businesses into three operating segments. The segments have been defined by the services each segment offers. The services offered are described below:

     Eventmanagement:

     Look Eventmanagement GmbH handles the sourcing of new models and their development, and the organization of promotional events. It was founded 1986 under its former name Wolfgang Schwarz Sport- und Kulturveranstaltungen GmbH, Vienna.

     Model management:

     Look Model Management GmbH is a model agency operating in Austria.

     Cosmetics:

     In 2000, the Company started a new operating segment by entering into the cosmetics business. The products include Eau de toilette, perfumes, body milk and body splash. In 2001, the Company introduced the sale of sunscreens.


14.  Operating segments (continued):

     A summary of sales by country is as follows:

                                               Nine months ended September 30, 2002 (unaudited)
                                      Event-               Model
                                 management            Management            Cosmetics              Total


     Austria                     $         87,944      $         99,307                  -     $     187,251
     United States of America              17,812                     -      $     100,451           118,263
     Other countries                       97,241               306,346                  -           403,587
                                 ----------------      ----------------      -------------     -------------

            Totals               $        202,997      $        405,653      $     100,451     $     709,101
                                 ================      ================      =============     =============



                                               Nine months ended September 30, 2001 (unaudited)
                                       Event-               Model
                                 management            management            Cosmetics             Total

     Austria                     $         41,957      $        315,572      $       1,045     $     358,574
     United States of America                                         -                                    -
     Other countries                      179,826                     -                              179,826
                                 ----------------      ----------------      -------------     -------------

           Totals                $        221,783      $        315,572      $       1,045     $     538,400
                                 ================      ================      =============     =============


                                                         Year ended December 31, 2001
                                       Event-               Model
                                 management            management            Cosmetics             Total

     Austria                     $         72,601      $        392,497      $       1,043     $     466,141
     United States of America              74,473                     -            277,029           351,502
     Other countries                      247,772                     -             10,822           258,594
                                 ----------------      ----------------      -------------     -------------

     Totals                      $        394,846      $        392,497      $     288,894     $   1,076,237
                                 ================      ================      =============     =============




14. Operating segments (continued):

                                                         Year ended December 31, 2000
                                       Event-               Model
                                 management            management            Cosmetics              Total


     Austria                     $        429,971      $        439,917      $      42,653     $     912,541
     United States of America             153,090                     -                  -           153,090
     Other countries                      155,210                     -                  -           155,210
                                 ----------------      ----------------      -------------     -------------

     Totals                      $        738,271      $        439,917      $      42,653     $   1,220,841
                                 ================      ================      =============     =============


     Information about the Company's operating segments:

                                                       Nine months ended September 30, 2002
                                                                 (unaudited)


                                    Event            Model
                             management        management          Cosmetics      Corporate          Total

     Total revenue           $       202,997   $       405,653  $     100,451   $           -  $       709,101
     Profit (loss) from
         operations                 (453,962)           69,485         85,334        (296,916)        (596,060)
     Interest expense                (67,418)          (15,092)             -               -          (82,510)
     Net income (loss)              (553,560)           59,444         85,334        (296,916)        (705,698)

     Shares issued for services            -                 -              -               -                -
     Capital expenditures             10,078            11,289              -               -           21,367
     Depreciation and
          amortization                 4,466             2,393                         11,657           18,516






14.  Operating segments (continued):

                             Nine months ended September 30, 2001 (unaudited)
                                   Event-            Model
                             management        management          Cosmetics      Corporate        Total


     Total revenue           $       221,783   $       315,572  $       1,045   $           -    $     538,400
     Profit (loss) from
         operations                 (380,460)         (128,785)        (2,851)       (879,887)      (1,391,983)
     Interest expense                (24,328)           (9,323)             -               -          (33,651)
     Net income (loss)              (403,267)         (136,528)        (2,851)       (879,887)      (1,422,533)

     Shares issued for services            -                 -              -         270,000          270,000
     Capital expenditures              1,896                 -              -          16,355           18,251
     Depreciation and
          amortization                 4,390             3,068              -               -            7,458


                                                       Year ended December 31, 2001
                                   Event-            Model
                             management        management          Cosmetics      Corporate          Total

     Total revenue           $       394,846   $       392,497  $     288,894     $         -    $   1,076,237
     Profit (loss) from
         operations                 (368,282)         (313,551)        89,101      (1,072,958)      (1,665,690)
     Interest expense                (44,103)          (11,723)             -               -          (55,826)
     Net income (loss)              (415,489)         (326,604)        89,101      (1,072,958)      (1,725,950)

     Shares issued for services            -                 -              -         270,000          270,000
     Capital expenditures              7,472                 -              -          16,534           24,006
     Depreciation and
          amortization                 9,030             7,388              -          15,544           31,962



14.  Operating segments (continued):

                                                       Year ended December 31, 2000
                                   Event-          Model
                             management           management       Cosmetics      Corporate           Total


     Total revenue           $     738,271       $   439,917     $     42,653      $  -       $     1,220,841
     Profit (loss) from
         operations              (632,555)           183,756         (57,504)       (1,099,689)    (1,605,992)
     Interest expense             (33,689)          (14,438)                                          (48,127)
     Net income (loss)           (695,267)           167,839         (57,504)       (1,095,506)    (1,680,438)

     Shares issued for services                                                         256,250        256,250
     Capital expenditures           49,440            15,994           22,413            67,382        155,229
     Depreciation and
          amortization               6,916             7,395                -                 -         14,311


                          Kingsgate Acquisitions, Inc.

     This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create an implication that the information herein is correct as of any time subsequent to the date of the Prospectus.




     Until ------- ---, 2003 (ninety days after the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in the distribution thereof, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotment or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

     The Delaware General Corporation Law provides for the indemnification of the officers, directors and corporate employees and agents of Kingsgate Acquisitions, Inc. (the "Registrant") under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper. 60

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and
          (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     Articles Ninth and Tenth of the Registrant's certificate of incorporate provide as follows:

                                     NINTH:

     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

                                     TENTH:

     The Corporation shall, to the fullest extent permitted by the provisions of
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


Article XII of the Registrant's by-laws provides as follows:

ARTICLE XII - INDEMNIFICATION OF DIRECTORS AND OFFICERS

     1. INDEMNIFICATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was lawful.
                                                                              63

     2. DERIVATIVE ACTION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation.

     3. SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 above upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined by the corporation that the payment of expenses is authorized in this Section.

     6. NONEXCLUSIVITY. The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or disinterested director or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.
                                                                              64

     7. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

     8. "CORPORATION" DEFINED. For purpose of this action, references to the "corporation" shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such of constituent corporation will be considered as if such person was a director, trustee, officer, employee or agent of the corporation.

Item 25.  Expenses of Issuance and Distribution



The following are estimated expenses for the registration payable by Look
Models:

Securities and Exchange Commission Registration Fee.. ......     $      0
Legal Fees..................................................     $100,000
Accounting Fees.............................................     $ 80,000
Edgarization, Printing and Engraving........................     $ 20,000
Miscellaneous...............................................     $ 12,500
Transfer Agent Fees.........................................     $  2,500
                                                                --------
TOTAL.......................................................     $215,000

Item 26. Recent Sales of Unregistered Securities


     The registrant issued 2,000,000 shares of common stock between September 28, 1999 and September 30, 1999 to thirteen investors for cash consideration of $.01 per share for an aggregate investment of $20,000. The registrant sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act. No securities have been issued for services. These investors were all sophisticated investors.

     Neither the registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. Purchasers or the beneficial owners of purchasers which are entities are friends or business associates of Barney Magnusson, former President of the registrant.

     On September 6, 2002, we acquired Look Models International, Inc. All issued and outstanding shares of common stock of Look Models are being exchanged for an aggregate of 10,500,000 of our shares of common stock, in proportion to the holdings of the Look Models stockholders. In addition, our founding stockholders will transfer to Wolfgang Schwarz, 1,000,000 of their shares. The former stockholders of Look Models will own 11,500,000 shares of our common stock representing 92% of the combined entity and 85.2% of the combined entity assuming all 1,000,000 shares are sold pursuant to this offering.

     In connection with its recapitalization, the Look Models issued 2,344,332 shares of common stock. During the year ended December 31, 2001 and the nine months ended September 30, 2002 (unaudited), the Company issued an additional 570,182 and 45,375 shares of common stock for $358,619 and $45,784 (unaudited), net, respectively. A total of 73,624 and 45,375 shares were issued in private placements at prices ranging from $0.02 to $2.00 per share. Different prices arose as the Company concluded individual negotiations with each of the Company's investors. In addition, in 2001, 496,558 were issued in exchange for legal and professional services and in repayment of certain liabilities. These shares were valued at $288,000, the fair value of the services received and liabilities paid, which management considers to be the most reliable measurement.

     Included in shares issued for services are 293,042 shares valued at $240,000, which were issued to Warren Kirshenbaum.

     Shares of preferred stock authorized, and common stock authorized, issued and outstanding have been retroactively restated to present the capital structure of Kingsgate.

        Look issued the following shares:



                  Subscriber              Date of                     Shares                Price per
                                         agreement                    issued                  share
---------    ------------------------- --------------     ------------------------------ -------------
                                                               Cash           NonCash


             Wilhelm Reither               7/24/2000             250,000                          $0.80
             Christiana Tscherne           7/27/2000               7,812                          $1.25
             Peter Payer                    8/9/2000              10,000                          $2.00
             Heinz Alt                     8/15/2000             128,000                          $1.00
             Antti Jarvinen                8/22/2000              62,500                          $0.80
             Peter Angerer                 9/11/2000              20,000                          $2.00
             Peter Payer                   9/18/2000              20,000                          $2.00
             Netizen                       9/26/2000           5,000,000                         $0.001
             Monti Fiduciaria S.A.         9/26/2000                   0        2,000,000        $0.001
                                                          --------------- ----------------
                                                               5,498,312        2,000,000

             Warren Kirshenbaum            10/9/2000                   0          325,000         $0.77
             Wilfried Schlick             10/11/2000              20,000                          $2.00
             Dr. Koch                     10/11/2000              20,000                          $2.00
             Eugen Sommer                 10/11/2000              12,500                          $2.00
             Werner Schmuck               10/17/2000              30,000                          $2.00
             CANCELLED
             Leopold Wundsch               11/2/2000              31,500                          $2.00
             Nautilus                     11/28/2000           1,600,000                          $0.50
             AktienInvestor.com           11/28/2000             400,000                          $0.50
             Reither & Mittendorfer       11/23/2000             193,750                          $2.00
             Wilhelm Reither              11/30/2000  *                             7,812         $0.80
                                                          --------------- ----------------

Year 2000 Totals                                               7,806,062        2,332,812

             Edith Strasser                1/26/2001               6,250                          $2.00
             Ulrich Weber                  2/21/2001               8,225                          $2.00
             Wilhelm Reither               3/29/2001  *                            98,906         $0.80
             Rudolf Mittendorfer           3/29/2001  *                            41,718         $0.80
             Ulrich Petzold                 5/3/2001                              250,000
             Marcus Bachmayer               5/3/2001                               15,000
             Wilfried Schlick              10/1/2001              15,000                          $1.00
             Wilhelm Reither               10/9/2001  *                             3,000         $1.00
             CANCELLED
             CANCELLED
             Wilfried Schlick              11/2/2001                                5,000         $1.00
             Herbert Schreil              11/25/2001                               10,000         $1.00
             Wilhelm Reither                11/02/01              33,335                          $0.80

                                                          --------------- ----------------


Year 2001 Totals                                               7,868,872          2,756,436


             Peter Assmann                 3/18/2002      6,310                                   $2.00

             Edwin Frieser                  6/5/2002      2,000                                   $1.00
                                                          --------------- ----------------

             Totals at 6/30/02                                 7,877,182        2,756,436


             Herbert Schreil                7/4/2002      9,400                                   $1.00

            Christian Skorpik              7/10/02       7,000                                   $1.00

             Josef Orban                    7/31/02       7,000                                   $1.00

            Max Pumpernig                  8/22/02       7,000                                   $1.00


                                                          --------------- ----------------

                                                               7,907,582        2,756,436







     All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom. All purchasers of our unregistered securities are accredited.

EXHIBITS

Item 27.

2.1 Securities Purchase Agreement with Look Models International, Inc. dated July 25, 2000*

3.1  Certificate of Incorporation of Look Models International, Inc.*

3.2  Amendment to Certificate  of  Incorporation  of Look Models  International,
     Inc.*

3.3  By-Laws of Look Models International and its affiliates*

3.4  Articles of Association of Fordash Holdings, Ltd.*

3.5  Memorandum of Association of Fordash Holdings, Ltd.*

3.6  Articles of Incorporation of Look Eventmanagement GmbH*

3.7  Articles of Incorporation of Look Model Management GmbH
     (formerly Elite Model Management Vienna GmbH)*

3.8  Certificate of Incorporation of Kingsgate Acquisitions, Inc.**

3.9  By-laws of Kingsgate Acquisitions, Inc.**

4.1  Specimen Certificate of Common Stock**

4.2  Form of Warrant**

4.3  Form of Escrow Agreement**

4.4  Executed Escrow Agreement**

5.1  Opinion of Sheila Covino, Esq. dated September 10, 2002

10.1 Agreement  between  Look   Eventmanagement   GmbH  and  Parfumerie  Douglas
     Gesellschaft m.b.H.*

10.2 Agreement by and between Look Models International, Inc. and Models Prefer, Ltd.*

10.3 Trademark   Licensing   Agreement  between  Uli  Petzold  and  Look  Models
     International, Inc.*

10.4 Look Models International Certificate of Intellectual Property registration*

10.5 Sample Look Evenmanagement Licensing Agreement*

10.6 Sample Look Model Manangement Commission Agreement*

10.7 Sample Look Model Management Mother Agency Agreement*

10.8 Employment Agreement for Wolfgang Schwarz*

10.9 Agreement  by and between  Look Models  International,  Inc.  and  Dialpack
     GmbH***
10.10Agreement  between  Look   Eventmanagement   GmbH  and  Fann, AS

23.1 Consent Thomas Monahan, CPA to Use Opinion

23.2 Consent of Sheila Corvino, Esq. dated September 9, 2002 to use opinion

23.3 Consent of Horwath Gelfond Hochstadt Pangburn, P.C.

23.4 Consent of Wolfgang Schwarz*

23.5 Consent of Uli Petzold*


     * Previously submitted as to exhibits to registration statement filed December 14, 2001.



     ** Previously submitted as exhibits to registration statement filed November 23, 1999.

     *** Previously submitted as exhibits to post effective registration statement filed November 1, 2000.

Item 28.

UNDERTAKINGS The Registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement (the "Registration Statement"):

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in value of securities offered, any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to 424(b) if, in the aggregate, the changes in valuation and price represent no more than 20% change in the maximum aggregate offering price set forth in the Calculation of the registration fee table in the effective registration statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this registration statement, including (but not limited to) the addition of an underwriter;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. 71

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized the registration statement to be signed on its behalf by the undersigned, in the City of Vienna, Country of Austria, on December 5, 2002.



                                         KINGSGATE ACQUISITIONS, INC.

                                         By: /s/Wolfgang Schwarz
                                            ---------------------------
                                            Wolfgang Schwarz, President

                                            Principal Executive Officer,
                                            Principal Financial Officer,
                                            Principal Accounting Officer


     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.

         /s/ Wolfgang Schwarz


         -------------------------------         Dated: December 5, 2002
         Wolfgang Schwarz
         President, Treasurer, Director




         /s/ Uli Petzold

         -------------------------------         Dated: December 5, 2002
         Uli Petzold
         Secretary, Director

                                 CERTIFICATIONS

I, Wolfgang Schwarz, certify that:

1.   I have reviewed this registration statement of Kingsgate Acquisitions, Inc;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

     a) Designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

     b) Evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

     c)   Presented  in  this  quarterly   report  our  conclusions   about  the
          effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

          a) All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

          b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

December 5, 2002
                                              /s/Wolfgang Schwarz
                                              ----------------------------------
                                              Wolfgang Schwarz

    Principal Executive Officer,
                                              Principal Financial Officer,
                                              Principal Accounting Officer